EXECUTION COPY
                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                             NORTHWEST BANCORP, MHC

                             NORTHWEST BANCORP, INC.

                        NORTHWEST MERGER SUBSIDIARY, INC.

                             NORTHWEST SAVINGS BANK

                                       and

                             EQUINOX FINANCIAL CORP.

                                       and

                                EQUINOX BANK, FSB



                            Dated as of May 25, 2005

                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS

                                                                                                               Page


ARTICLE I CERTAIN DEFINITIONS.....................................................................................2

   Section 1.01  Definitions......................................................................................2

ARTICLE II THE MERGER AND RELATED MATTERS.........................................................................7

   Section 2.01  Effects of Merger; Surviving Corporation.........................................................7
   Section 2.02  Conversion of Shares.............................................................................8
   Section 2.03  Exchange Procedures..............................................................................9
   Section 2.04  Stock Options and Warrants......................................................................10

ARTICLE III REPRESENTATIONS AND WARRANTIES OF EQUINOX FINANCIAL CORP. AND EQUINOX BANK, FSB......................11

   Section 3.01  Organization....................................................................................12
   Section 3.02  Capitalization..................................................................................13
   Section 3.03  Authority; No Violation.........................................................................13
   Section 3.04  Consents........................................................................................14
   Section 3.05  Financial Statements............................................................................15
   Section 3.06  Taxes...........................................................................................15
   Section 3.07  No Material Adverse Effect......................................................................16
   Section 3.08  Material Contracts; Leases; Defaults............................................................17
   Section 3.09  Ownership of Property; Insurance Coverage.......................................................18
   Section 3.10  Legal Proceedings...............................................................................18
   Section 3.11  Compliance With Applicable Law..................................................................19
   Section 3.12  Employee Benefit Plans..........................................................................19
   Section 3.13  Brokers, Finders and Financial Advisors.........................................................22
   Section 3.14  Environmental Matters...........................................................................22
   Section 3.15  Loan Portfolio..................................................................................24
   Section 3.16  Related Party Transactions......................................................................25
   Section 3.17  Schedule of Termination Benefits................................................................25
   Section 3.18  Deposits........................................................................................26
   Section 3.19  Antitakeover Provisions Inapplicable............................................................26
   Section 3.20  Registration Obligations........................................................................26
   Section 3.21  Risk Management Instruments.....................................................................26
   Section 3.22  Fairness Opinion................................................................................26

                                       i

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF NORTHWEST BANCORP AND NORTHWEST SAVINGS BANK........................26

   Section 4.01  Organization....................................................................................27
   Section 4.02  Authority; No Violation.........................................................................27
   Section 4.03  Consents........................................................................................28
   Section 4.04  Financial Statements............................................................................29
   Section 4.05  Compliance With Applicable Law..................................................................29
   Section 4.06  Financing.......................................................................................30
   Section 4.07  Regulatory Approvals............................................................................30
   Section 4.08  Legal Proceedings...............................................................................30

ARTICLE V COVENANTS OF THE PARTIES...............................................................................30

   Section 5.01  Conduct of Equinox Financial's Business.........................................................30
   Section 5.02  Access; Confidentiality.........................................................................34
   Section 5.03  Regulatory Matters and Consents.................................................................35
   Section 5.04  Taking of Necessary Action......................................................................36
   Section 5.05  Certain Agreements..............................................................................37
   Section 5.06  No Other Bids and Related Matters...............................................................39
   Section 5.07  Duty to Advise; Duty to Update Equinox Financial's Disclosure Schedules.........................40
   Section 5.08  Conduct of Business of Northwest MHC, Northwest Bancorp and Northwest Savings Bank..............40
   Section 5.09  Board and Committee Minutes.....................................................................40
   Section 5.10  Undertakings by Equinox Financial and Northwest Bancorp.........................................41
   Section 5.11  Employee and Termination Benefits; Directors and Management.....................................44
   Section 5.12  Duty to Advise; Duty to Update Northwest Disclosure Schedules...................................46

ARTICLE VI CONDITIONS............................................................................................47

   Section 6.01  Conditions to Equinox Financial's Obligations under this Agreement..............................47
   Section 6.02  Conditions to Northwest Bancorp's Obligations under this Agreement..............................48

ARTICLE VII TERMINATION, WAIVER AND AMENDMENT....................................................................49

   Section 7.01  Termination.....................................................................................49
   Section 7.02  Effect of Termination...........................................................................50

ARTICLE VIII TAX MATTERS.........................................................................................51

   Section 8.01  Tax Periods Ending On Or Before The Closing Date................................................51
   Section 8.02  Cooperation On Tax Matters......................................................................51

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ARTICLE IX MISCELLANEOUS.........................................................................................52

   Section 9.01  Expenses........................................................................................52
   Section 9.02  Non-Survival of Representations and Warranties..................................................53
   Section 9.03  Amendment, Extension and Waiver.................................................................53
   Section 9.04  Entire Agreement................................................................................53
   Section 9.05  No Assignment...................................................................................54
   Section 9.06  Notices.........................................................................................54
   Section 9.07  Captions........................................................................................54
   Section 9.08  Counterparts....................................................................................54
   Section 9.09  Severability....................................................................................54
   Section 9.10  Governing Law...................................................................................55
   Section 9.11  Specific Performance............................................................................55

Exhibits:

   Exhibit A                  Form of Equinox Financial Voting Agreement


                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 25, 2005, is by and among Northwest Bancorp, MHC, a Federal mutual holding company ("Northwest MHC"), Northwest Bancorp, Inc., a Federal corporation ("Northwest Bancorp"), Northwest Merger Subsidiary, Inc., a wholly-owned subsidiary of Northwest Bancorp incorporated under the laws of the State of Florida ("Northwest Merger Subsidiary"), Northwest Savings Bank, a Pennsylvania savings bank, and Equinox Financial Corp., a Florida corporation ("Equinox Financial") and Equinox Bank, FSB, a federal savings bank ("Equinox"). Each of Northwest Bancorp, Northwest Merger Subsidiary, Northwest Savings Bank, Equinox Financial and Equinox is sometimes individually referred to herein as a "party," and all of them are sometimes collectively referred to herein as the "parties."

                                    RECITALS

         WHEREAS, Northwest MHC, a registered mutual savings and loan holding company, with principal offices in Warren, Pennsylvania, owns a majority of the issued and outstanding capital stock of Northwest Bancorp, with principal offices in Warren, Pennsylvania;

         WHEREAS, Northwest Bancorp, a registered savings and loan holding company, with principal offices in Warren, Pennsylvania, owns all of the issued and outstanding capital stock of Northwest Savings Bank and Northwest Merger Subsidiary, both with principal offices in Warren, Pennsylvania;

         WHEREAS, Equinox Financial, a registered savings and loan holding company, with principal offices in Pembroke Pines, Florida, owns all of the issued and outstanding capital stock of Equinox, with principal offices in Pembroke Pines, Florida;

         WHEREAS, the Board of Directors of Equinox Financial deems it advisable and in the best interests of Equinox Financial stockholders and the Board of Directors of Northwest Bancorp deems it advisable and in the best interests of Northwest Bancorp stockholders to consummate the business combination transactions contemplated herein whereby Equinox Financial, subject to the terms and conditions set forth herein, will merge with and into Northwest Merger Subsidiary, with Northwest Merger Subsidiary as the surviving entity (the "Merger");

         WHEREAS, the parties hereto desire that this Agreement and the transactions contemplated hereby will be considered as an asset sale for federal income tax purposes in accordance with Rev. Rul. 69-6, 1969-1 C.B. 104; and

         WHEREAS, the parties hereto desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the Merger, and the other transactions contemplated by this Agreement; and

         WHEREAS, simultaneously with the execution of this Agreement by the parties hereto, each director of Equinox Financial is entering into the letter agreement included as Exhibit A to this Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

         Section 1.01 Definitions. Except as otherwise provided herein, as used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Affiliate" means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

         "Agreement" means this agreement, and any amendment or supplement hereto, which constitutes a "plan of merger" between Northwest, MHC, Northwest Bancorp, Northwest Savings Bank, Northwest Merger Subsidiary, Equinox Financial and Equinox.

         "Applications" means the applications for all Regulatory Approvals that are required by the transactions contemplated hereby.

         "Business Day" means any day other than a Saturday, Sunday or Federal holiday.

         "Certificate" has the meaning given to that term in Section 2.02(a)(iv) of this Agreement.

         "Closing Date" means the Business Day determined by Northwest Bancorp, in its sole discretion, upon five (5) business days prior written notice to Equinox Financial, or such shorter period as the parties may mutually agree, but in no event later than October 31, 2005.

         "Closing  Expense  Statement"  has the  meaning  given to that  term in
Section 5.10(c) of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Compensation and Benefit Plans" means any bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare and fringe benefit plans, employment, severance and change in control agreements and all other benefit practices, policies and arrangements maintained by Equinox Financial or Equinox in which any employee or former employee, consultant or former consultant or director or former director of Equinox Financial or Equinox participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits other than plans and programs involving immaterial obligations.

         "Department" means the Pennsylvania Department of Banking.

         "Disclosure Schedule" means any of the NORTHWEST DISCLOSURE SCHEDULES or the EQUINOX FINANCIAL DISCLOSURE SCHEDULES.

         "Dissenters' Shares" means shares of Equinox Financial Common Stock that have not been voted in favor of approval of the Merger and with respect to which appraisal rights have been perfected in accordance with Sections 607.1301 through 607.1333 of the FBCA.

         "DOL" means the U.S. Department of Labor.

         "Environmental Law" means any Federal or state law, statute, rule, regulation, code, order, judgment, decree, injunction, common law or agreement with any Federal or state Regulatory Authority relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (ii) human health or safety relating to the presence of Hazardous Material, or (iii) exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Material, in each case as amended and now in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Equinox" means the federally chartered savings bank subsidiary of Equinox Financial.

         "Equinox Financial" means the Florida chartered holding company of Equinox.

         "Equinox Financial Common Stock" shall have the meaning given to such term in Section 3.02(a).

         "EQUINOX FINANCIAL DISCLOSURE SCHEDULES" means the Disclosure Schedules delivered by Equinox Financial to Northwest Bancorp pursuant to Article III of this Agreement.

         "Equinox Financial Statements" means (i) the audited consolidated financial statements of Equinox Financial as of December 31, 2004 and 2003 and for the three years ended December 31, 2004, including the notes thereto and
(ii) the unaudited interim consolidated financial statements of Equinox Financial as of each calendar quarter thereafter.

         "Equinox Financial Option" means issued and outstanding options granted by Equinox Financial to purchase shares of Equinox Financial Common Stock pursuant to the Equinox Financial Stock Option Plan.

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

         "Equinox Financial Regulatory Reports" means the Financial Reports of Equinox Financial and accompanying schedules, as filed with the OTS, for each appropriate calendar quarter beginning with the quarter ended December 31, 2003, through the Closing Date, and all annual, quarterly and current reports filed with the OTS by Equinox Financial from December 31, 2003 through the Closing Date.

         "Equinox Financial Stock Option Plan" means the Horizon Bank, FSB Stock Option Plan, as amended from time to time.

         "Equinox Financial Subsidiary" means any corporation, limited liability company, limited liability partnership or partnership (whether general or limited), 50% or more of the capital stock or other equity ownership interest of which is owned, either directly or indirectly, by Equinox Financial or Equinox, except any corporation limited liability company, limited liability partnership or partnership (whether general or limited), the stock or other equity ownership interest of which is held as security by Equinox Financial in the ordinary course of its lending activities.

         "Equinox Financial Warrants" means the warrants to purchase Equinox Financial Common Stock set forth on EQUINOX FINANCIAL DISCLOSURE SCHEDULE 2.04.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

         "Exchange Agent" means American Stock Transfer & Trust Company, the transfer agent for Northwest Bancorp or such other entity selected by Northwest Bancorp and agreed to by Equinox Financial.

         "FBCA" means the Florida Business Corporation Act, as from time to time amended and any successor thereto.

         "FDIA" means the Federal Deposit Insurance Act, as amended.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FHLB" means a Federal Home Loan Bank.

         "GAAP" means accounting principles generally accepted in the United States of America as in effect at the relevant date and consistently applied.

         "Hazardous Material" means any substance (whether solid, liquid or gas) which is listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

         "HOLA" means the Home Owners' Loan Act, as amended.

         "IRS" means the Internal Revenue Service.

         "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known, or reasonably should have been known, by the senior officers and directors of such Person, and includes any facts, matters or circumstances set forth in any written notice from any Regulatory Authority or any other material written notice received by that Person.

         "Loan Property" shall have the meaning given to such term in Section 3.14(b) of this Agreement.

         "Material Adverse Effect" shall mean, with respect to a Person, any adverse effect on its assets, financial condition or results of operations which is material to its assets, financial condition or results of operations on a consolidated basis, except for any such effect caused by (i) any change in the value of such Person's assets resulting from a change in interest rates generally, (ii) any change or combination of changes occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change(s) affect(s) financial institutions generally, (iii) compliance with this Agreement, including any effect caused by actions or omissions of the relevant party taken at the request of the other party, (iv) any facts or circumstances existing on the date hereof and identified in a Disclosure Schedule attached to this Agreement on the date hereof or (v) expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         "Merger" means the merger of Equinox  Financial with and into Northwest
Merger   Subsidiary,   with  Northwest   Merger   Subsidiary  as  the  surviving
corporation.

         "Merger Consideration" has the meaning given to that term in Section 2.02(a) of this Agreement.

         "Merger Effective Date" means that date upon which the articles of merger as to the Merger is accepted for filing by the Secretary of State of the State of Florida or such other date as otherwise stated in such filed articles of merger, in accordance with Florida law. The Merger Effective Date shall be the same date as the Closing Date.

         "Northwest Bancorp Financials" means (i) the audited consolidated financial statements of Northwest Bancorp, Inc. as of June 30, 2004 and 2003 and for the three years ended June 30, 2004, including the notes thereto and (ii) the unaudited interim consolidated financial statements of Northwest Bancorp, Inc. as of each calendar quarter thereafter.

         "Northwest Bancorp, Inc." means the federally chartered holding company of Northwest Savings Bank.

         "Northwest Bancorp Regulatory Reports" means the Call Reports of Northwest Savings Bank and accompanying schedules, as filed with the FDIC, for each calendar quarter beginning with the quarter ended December 31, 2003, through the Closing Date, and all Annual, Quarterly and Current Reports filed on Form H-(b)11 with the OTS by Northwest Bancorp from December 31, 2003 through the Closing Date.

         "Northwest Bancorp Subsidiary" means any corporation, limited liability company, limited liability partnership or partnership (whether general or limited), 50% or more of the capital stock or other equity ownership interest of which is owned, either directly or indirectly, by Northwest Bancorp or Northwest Savings Bank, except any corporation, limited liability company, limited liability partnership or partnership (whether general or limited), the stock or other equity ownership interest of which is held as security by Northwest Savings Bank in the ordinary course of its lending activities.

         "NORTHWEST   DISCLOSURE   SCHEDULES"  means  the  Disclosure  Schedules
delivered by Northwest Bancorp to Equinox Financial pursuant to Article IV of this Agreement.

         "Northwest Merger Subsidiary" is the wholly-owned Florida corporation used to facilitate the Merger.

         "Northwest MHC" means the mutual holding company parent of Northwest Bancorp.

         "Northwest Savings Bank" is the Pennsylvania chartered wholly-owned subsidiary of Northwest Bancorp.

         "OTS" means the Office of Thrift Supervision.

         "Participation  Facility"  shall have the meaning given to such term in
Section 3.14(b) of this Agreement.

         "PBCA" means the Pennsylvania Business Corporations Act, as from time to time amended, and any successor thereto.

         "Pension Plan" has the meaning given to that term in Section 3.12(a) of this Agreement.

         "Person"  means  any  individual,  corporation,   partnership,  limited
liability company, joint venture, association, trust or "group" (as that term is defined in Section 13(d)(3) of the Exchange Act).

         "Proxy  Statement"  means  the  proxy  statement,   together  with  any
supplements thereto, to be transmitted to holders of Equinox Financial Common Stock in connection with the transactions contemplated by this Agreement.

         "Regulatory Agreement" has the meaning given to that term in Section 3.11(c) of this Agreement.

         "Regulatory Approvals" means all consents, waivers, approvals, nonobjections and clearances required to be obtained from or issued by the OTS, the FDIC, the Department or the respective staffs thereof in order to complete the transactions contemplated hereby.

         "Regulatory Authority" means any agency or department of any federal, state or local government, including without limitation the OTS, the FDIC, the Department or the respective staffs thereof.

         "Rights" means warrants, options, rights, convertible securities and other capital stock equivalents that obligate an entity to issue its securities or to make payments of cash in lieu of issuing such securities or in respect to such securities.

         "SAIF" means the Savings Association Insurance Fund of the FDIC.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

         "Securities Documents" means all registration statements, schedules, statements, forms, reports, proxy material, and other documents required to be filed under the Securities Laws.

         "Securities Laws" means the Securities Act and the Exchange Act.

         "Subsidiary" means any corporation, limited liability company, limited liability partnership or partnership, whether general or limited), 50% or more of the capital stock or other equity ownership interest of which is owned, either directly or indirectly, by another entity, except any corporation the stock or other equity ownership interest of which is held as security by either Northwest Savings Bank or Equinox, as the case may be, in the ordinary course of its lending activities.

         "Surviving Corporation" has the meaning given to that term in Section 2.01(a)(i) of this Agreement.

                                   ARTICLE II
                         THE MERGER AND RELATED MATTERS

         Section 2.01  Effects of Merger; Surviving Corporation.

         (a) As of the Merger Effective Date, the following shall occur:

                  (i) Equinox Financial shall merge with and into Northwest Merger Subsidiary; the separate existence of Equinox Financial shall cease; Northwest Merger Subsidiary shall be the surviving corporation in the Merger (the "Surviving Corporation") and a wholly owned subsidiary of Northwest Bancorp; and all of the property (real, personal and mixed), rights, powers and duties and obligations of Equinox Financial shall be taken and deemed to be transferred to and vested in Northwest Merger Subsidiary, as the Surviving Corporation in the Merger, without further act or deed; all in accordance with the FBCA.

                  (ii) the Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of Northwest Merger Subsidiary, in effect immediately prior to the Merger Effective Date; and the Bylaws of the Surviving Corporation shall be the Bylaws of Northwest Merger Subsidiary, in effect immediately prior to the Merger Effective Date, until thereafter altered, amended or repealed in accordance with applicable law.

                  (iii) the directors of Northwest Merger Subsidiary duly elected and holding office immediately prior to the Merger Effective Date shall be the directors of the Surviving Corporation, each to hold office until his or her successor is elected and qualified or otherwise in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

                  (iv) the officers of Northwest Merger Subsidiary duly elected and holding office immediately prior to the Merger Effective Date shall be the officers of the Surviving Corporation, each to hold office until his or her successor is elected and qualified or otherwise in accordance with the Articles of Incorporation and the Bylaws of the Surviving Corporation.

         (b) Notwithstanding any provision of this Agreement to the contrary, Northwest Bancorp may elect, subject to the filing of all Applications and the receipt of all Regulatory Approvals, to modify the structure of the transactions contemplated hereby, and the parties shall enter into such alternative transactions, so long as (i) there are no adverse tax consequences to any of the stockholders of Equinox Financial as a result of such modification, (ii) the Merger Consideration is not thereby changed in kind or reduced in amount or delayed in payment following the Merger Effective Date because of such modification, (iii) such modification will not materially increase the obligations, liabilities or duties of Equinox Financial prior to the Merger Effective Date, and (iv) such modification will not be likely to delay or jeopardize receipt of any Regulatory Approvals.

         Section 2.02 Conversion of Shares. At the Merger Effective Date, by virtue of the Merger and without any action on the part of Equinox Financial or the holders of shares of Equinox Financial Common Stock:

         (a) Each outstanding share of Equinox Financial Common Stock issued and outstanding at the Merger Effective Date, except as provided in clauses (b), (c) and (d) of this Section, shall cease to be outstanding, and shall be converted into the right to receive $15.00 in cash (together with the cash compensation paid pursuant to Section 2.04 relating to each Equinox Financial Option and each Equinox Financial Warrant, the "Merger Consideration.")

         (b) Any shares of Equinox Financial Common Stock which are owned or held by any party hereto or any of their respective Subsidiaries (other than in a fiduciary capacity or in connection with debts previously contracted) at the Merger Effective Date shall be deemed cancelled and the certificates for such shares shall be deemed retired, such shares shall not be

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

converted into the Merger Consideration, and no cash or shares of capital stock of Northwest Bancorp shall be issued or exchanged therefor.

         (c) Each share of Northwest Merger Subsidiary common stock issued and outstanding immediately before the Merger Effective Date shall be converted into and become an outstanding share of common stock of the Surviving Corporation.

         (d) The Surviving Corporation shall pay for any Dissenters' Shares in accordance with Sections 607.1301 through 607.1333 of the FBCA, and the holders thereof shall not be entitled to receive any Merger Consideration; provided, that if appraisal rights under Sections 607.1301 through 607.1333 of the FBCA with respect to any Dissenters' Shares shall have been effectively withdrawn or lost, such shares will thereupon cease to be treated as Dissenters' Shares and shall be converted into the right to receive the Merger Consideration pursuant to Section 2.02(a).

         (e) The holders of Certificates (immediately prior to the Merger) representing shares of Equinox Financial Common Stock (any such certificate being hereinafter referred to as a "Certificate") shall cease to have any rights as stockholders of Equinox Financial, except such rights, if any, as they may have pursuant to applicable law and this Agreement, including the right to receive the Merger Consideration with respect to the shares represented by such Certificate.

         Section 2.03  Exchange Procedures.

         (a) As promptly as practicable after the Merger Effective Date, and in any event within five (5) Business Days thereafter, the Exchange Agent shall mail to each holder of record of outstanding shares of Equinox Financial Common Stock a letter of transmittal in form and substance reasonably acceptable to Equinox Financial ("Letter of Transmittal") containing instructions for the surrender of the Certificate(s) held by such holder for payment therefor. Upon a holder's surrender of the Certificate(s) to the Exchange Agent in accordance with the instructions set forth in the Letter of Transmittal, such holder shall promptly receive in exchange therefor the Merger Consideration, without interest thereon. Approval of this Agreement by the stockholders of Equinox Financial shall constitute authorization for Northwest Bancorp to designate and appoint the Exchange Agent. Neither Northwest Bancorp nor the Exchange Agent shall be obligated to deliver the Merger Consideration to a former stockholder of Equinox Financial until such former stockholder surrenders his Certificate(s), except as otherwise provided in Section 2.03(g).

         (b) If payment of the Merger Consideration is to be made to a Person other than the Person in whose name a Certificate surrendered in exchange therefor is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (c) Contemporaneously with or prior to the Merger, Northwest Merger Subsidiary and/or Northwest Bancorp shall deposit or cause to be deposited, in trust with the Exchange Agent, an amount of cash equal to the aggregate Merger Consideration that the Equinox Financial stockholders, Equinox Financial Option holders and Equinox Financial Warrant holders shall be entitled to receive on the Merger Effective Date pursuant to Sections 2.02 and 2.04 hereof.

         (d) The payment of the Merger Consideration upon the exchange of Equinox Financial Common Stock and Equinox Financial Options in accordance with the terms and conditions hereof shall constitute full satisfaction of all rights pertaining to such Equinox Financial Common Stock and Equinox Financial Options.

         (e) Promptly following the date which is twelve (12) months after the Merger Effective Date, the Exchange Agent shall deliver to Northwest Bancorp all cash, Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing shares of Equinox Financial Common Stock may surrender such Certificate to Northwest Bancorp and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the Merger Consideration multiplied by the number of shares of Equinox Financial Common Stock formerly represented by such Certificate, without any interest or dividends thereon.

         (f) As of the close of business on the Merger Effective Date, there shall be no transfers on the stock transfer books of Equinox Financial of the shares of Equinox Financial Common Stock which are outstanding immediately prior to the Merger Effective Date, and the stock transfer books of Equinox Financial shall be closed with respect to such shares. If, after the Merger Effective Date, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration as provided in this Article II.

         (g) In the event any Certificate for Equinox Financial Common Stock shall have been lost, stolen or destroyed, the Exchange Agent (or Northwest Bancorp, if the Exchange Agent's duties hereunder have been discharged) shall deliver (except as otherwise provided in Section 2.02(c)) in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of the fact by the holder thereof, the cash to be paid in the Merger as provided for herein; provided, however, that Northwest Bancorp may, in its sole discretion and as a condition precedent to the delivery thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such reasonable sum as Northwest Bancorp may determine as indemnity against any claim that may be made against Equinox Financial, Northwest Bancorp or any other party with respect to the Certificate alleged to have been lost, stolen or destroyed.

         Section 2.04 Stock Options and Warrants.  EQUINOX FINANCIAL  DISCLOSURE
SCHEDULE 2.04 attached hereto sets forth all of the outstanding Equinox Financial Options (whether vested or unvested) and Equinox Financial Warrants and the exercise price for each such Equinox

Financial Option or per share purchase price pursuant to each such Equinox Financial Warrant. At the Merger Effective Date, each Equinox Financial Option which is outstanding immediately prior thereto shall, by reason of the Merger, be terminated and be converted into the right to receive in cash an amount equal to (i) the difference (if a positive number) between (A) $15.00 and (B) the exercise price of such Equinox Financial Option multiplied by (ii) the number of shares of Equinox Financial Common Stock subject to the Equinox Financial Option. Prior to the Merger Effective Date, Equinox Financial shall take all actions necessary under the Equinox Financial Stock Option Plan, so that each Equinox Financial Option granted by the Company which is outstanding at the Merger Effective Date, whether vested or unvested, shall be cancelled effective at and as of the Merger Effective Date, without any payment therefor except as otherwise provided for herein. At or promptly after the Merger Effective Date, the Exchange Agent will deliver to each holder of Equinox Financial Options set forth on EQUINOX FINANCIAL DISCLOSURE SCHEDULE 2.04 the consideration to which such holder is entitled pursuant to this Section 2.04 without any further action on the part of such holder. After the Merger Effective Date, upon an Equinox Financial Warrant holder's delivery to the Exchange Agent of (i) such Equinox Financial Warrant (or a duly executed affidavit of loss in a form reasonably acceptable to Northwest Bancorp) and (ii) an acknowledgment of cancellation and termination of such Equinox Financial Warrant, the Exchange Agent or Northwest Bancorp will deliver to such Equinox Financial Warrant holder an amount in cash equal to (i) the difference (if a positive number) between (A) $15.00 and (B) the per share purchase price pursuant to such Equinox Financial Warrant multiplied by (ii) the number of shares of Equinox Financial Common Stock subject to the Equinox Financial Warrant.

         At the Merger Effective Date, each Equinox Financial Warrant which is outstanding immediately prior thereto shall, by reason of the Merger and in accordance with each Equinox Financial Warrant's terms, be adjusted so that the consideration to be issued upon the exercise of such Equinox Financial Warrant shall be an amount equal to the Merger Consideration multiplied by the number of shares of Equinox Financial Common Stock subject to such Equinox Financial Warrant. Northwest Bancorp acknowledges that from and after the Merger Effective Date, upon the exercise of any Equinox Financial Warrant, Northwest Bancorp or the Exchange Agent shall deliver to any exercising Equinox Financial Warrant holder an amount in cash equal to (i) the difference (if a positive number) between (A) the Merger Consideration and (B) the per share purchase price pursuant to such Equinox Financial Warrant multiplied by (ii) the number of shares of Equinox Financial Common Stock subject to the Equinox Financial Warrant.

                                   ARTICLE III
 REPRESENTATIONS AND WARRANTIES OF EQUINOX FINANCIAL CORP. AND EQUINOX BANK, FSB

         Equinox Financial and Equinox represent and warrant to Northwest Bancorp as follows except as set forth in the EQUINOX FINANCIAL DISCLOSURE
SCHEDULES delivered by Equinox Financial to Northwest Bancorp on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date. Equinox Financial has made a good faith effort to ensure that the disclosure on each schedule of the EQUINOX FINANCIAL DISCLOSURE SCHEDULES corresponds to the section reference herein. However, for purposes of the EQUINOX FINANCIAL DISCLOSURE SCHEDULES, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

         Section 3.01  Organization.

         (a) Equinox Financial is a corporation duly organized, validly existing and in good standing under the FBCA, and is duly registered as a savings and loan holding company under the HOLA. Equinox Financial has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be duly licensed or qualified would not have a Material Adverse Effect on Equinox Financial and the Equinox Financial Subsidiaries, considered as one enterprise.

         (b) Equinox is a Federal savings bank organized, validly existing and in good standing under the laws of the United States. The deposits of Equinox are insured by the FDIC through the SAIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by Equinox when due. As of the date hereof, no proceedings for the revocation of such deposit insurance are pending, or, to Equinox Financial Knowledge, threatened.

         (c) Equinox is a member in good standing of the FHLB of Atlanta and owns the requisite amount of stock therein.

         (d) The respective minute books of Equinox Financial and Equinox accurately records, in all material respects, all material corporate actions of their respective stockholders and boards of directors (including committees) through the date of this Agreement.

         (e) Prior to the date of this Agreement, Equinox Financial and each Equinox Financial Subsidiary has made available to Northwest Bancorp true and correct copies of their respective articles of incorporation or charter, and bylaws, each of which is attached hereto as EQUINOX FINANCIAL DISCLOSURE
SCHEDULE 3.01(e).

         (f) EQUINOX FINANCIAL DISCLOSURE SCHEDULE 3.01(f) sets forth a true and complete list of all Equinox Financial Subsidiaries. Equinox Financial owns, directly or indirectly, all of the issued and outstanding equity securities of each Subsidiary. There are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any shares of its equity securities (other than to Equinox Financial or a wholly-owned Subsidiary of it). There are no contracts, commitments, understandings, or arrangements relating to Equinox Financial's rights to vote or to dispose of such securities. All of the equity securities of each such Subsidiary held by Equinox Financial are fully paid and nonassessable, not subject to preemptive or similar rights and are owned by Equinox Financial free and clear of any liens.

         (g) Each of Equinox Financial's Subsidiaries has been duly organized and qualified under the laws of the jurisdiction of its organization and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

         Section 3.02  Capitalization.

         (a) The authorized capital stock of Equinox Financial consists of 15,000,000 shares of common stock, par value $.01 per share ("Equinox Financial Common Stock"), of which 746,192.16 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 5,000,000 shares of preferred stock, par value $.01 per share ("Equinox Financial Preferred Stock"), none of which are outstanding. There are no shares of Equinox Financial Common Stock held by Equinox Financial as treasury stock. Equinox Financial and Equinox are not bound by any Rights or other agreements of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of Equinox Financial Common Stock, or any other security of Equinox Financial or any securities representing the right to vote, purchase or otherwise receive any shares of Equinox Financial Common Stock or any other security of Equinox Financial, other than shares issuable under the Equinox Financial Stock Option Plan and the Equinox Financial Warrants (the number of which is set forth in EQUINOX FINANCIAL DISCLOSURE
SCHEDULE 2.04, and which are not considered outstanding). EQUINOX FINANCIAL DISCLOSURE SCHEDULE 3.02(a) sets forth each holder of Equinox Financial Options (whether vested or unvested) and Equinox Financial Warrants, the number of shares each such individual may acquire pursuant to the exercise of Equinox Financial Options or Equinox Financial Warrants, the vesting dates, and the exercise price relating to the Equinox Financial Options and the Equinox Financial Warrants. Except as set forth in EQUINOX FINANCIAL DISCLOSURE SCHEDULE 3.02(a), there are no shares of restricted stock of Equinox Financial outstanding or authorized to be issued pursuant to any Compensation and Benefit Plan of Equinox Financial.

         (b) Equinox Financial owns all of the capital stock of Equinox, free and clear of any lien or encumbrance, except as set forth on EQUINOX FINANCIAL DISCLOSURE SCHEDULE 3.08(a). Except for Equinox or as set forth on EQUINOX FINANCIAL DISCLOSURE SCHEDULE 3.01(f), Equinox Financial does not possess, directly or indirectly, any equity interest in any corporate entity, except for equity interests held in the investment portfolios of Equinox Financial or Equinox, equity interests held by Equinox in a fiduciary capacity, equity interests held in connection with the lending activities of Equinox, including stock in the FHLB of Atlanta.

         (c) To Equinox Financial's Knowledge, other than as set forth in EQUINOX FINANCIAL DISCLOSURE SCHEDULE 3.02(c), no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Equinox Financial Common Stock.

         Section 3.03  Authority; No Violation.

         (a)  Equinox  Financial  and  Equinox  have  full  corporate  power and authority to execute and deliver this Agreement and, subject to the valid approval of this Agreement and Merger by the Equinox Financial stockholders and receipt of all Regulatory Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Equinox Financial and Equinox and the completion by Equinox Financial and Equinox of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of Equinox Financial and Equinox, and, except for approval of the stockholders of Equinox Financial, no other corporate proceedings on the part of Equinox Financial or Equinox are necessary to complete the transactions contemplated hereby, up to and including the Merger. This Agreement has been duly and validly executed and delivered by Equinox Financial and Equinox, and the Merger has been duly and validly approved by the Board of Directors of Equinox Financial. Subject to approval by the stockholders of Equinox Financial and receipt of the Regulatory Approvals and assuming due authorization, execution and delivery of this Agreement by Northwest MHC, Northwest Bancorp, Northwest Savings Bank and Northwest Merger Subsidiary, this Agreement constitutes the valid and binding obligations of Equinox Financial and Equinox, enforceable against Equinox Financial and Equinox in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity.

         (b) (i) The execution and delivery of this Agreement by Equinox Financial, (ii) subject to receipt of all Regulatory Approvals and the compliance by Northwest Bancorp with any conditions contained therein, and subject to the receipt of the approval of stockholders of Equinox Financial, the effectiveness of this Agreement and the consummation of the transactions contemplated hereby, and (iii) compliance by Equinox Financial and Equinox with all of the terms, conditions or provisions hereof will not (A) conflict with or result in a breach of any provision of the articles of incorporation, charter or bylaws as the case may be, of Equinox Financial or Equinox; (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Equinox Financial or Equinox or any of their respective properties or assets; or (C) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Equinox Financial or Equinox under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Equinox Financial or Equinox is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults described in clause (B) or
(C) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Equinox Financial or Equinox.

         Section 3.04 Consents. Except for the receipt of the Regulatory Approvals and compliance with any conditions contained therein, the approval of this Agreement by the stockholders of Equinox Financial, the filing of articles of merger with the Secretary of State of the State of Florida pursuant to the FBCA in connection with the Merger, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consent or approval of any other Person is necessary in connection with (a) the execution and delivery of this Agreement by Equinox Financial and Equinox and
(b)  the  completion  by

Equinox Financial and Equinox of the transactions contemplated hereby. Equinox Financial and Equinox have no reason to believe that (i) any Regulatory Approvals will not be received or (ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

         Section 3.05  Financial Statements.

         (a) Equinox Financial has previously made available to Northwest Bancorp the Equinox Financial Regulatory Reports, to the extent permitted by the OTS. The Equinox Financial Regulatory Reports have been prepared in all respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present in all material respects, the consolidated financial position, results of operations and changes in stockholders' equity of Equinox Financial as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

         (b) Equinox Financial has previously made available to Northwest Bancorp the Equinox Financial Statements including the financial statements as of and for the period ended March 31, 2005 which are included in EQUINOX FINANCIAL DISCLOSURE SCHEDULE 3.05(b). The Equinox Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the financial position, results of operations and cash flows of Equinox Financial on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements.

         (c) At the date of the latest balance sheet included in the Equinox Financial Statements or the Equinox Financial Regulatory Reports, Equinox Financial did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Equinox Financial Statements or Equinox Financial Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are (i) not material individually or in the aggregate, (ii) incurred in the ordinary course of business, consistent with past practice, (iii) within the subject matter of a specific representation and warranty herein, or (iv) subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

         Section 3.06  Taxes.

         (a) Equinox Financial and Equinox have duly filed all federal, state and local tax returns required to be filed by them on or prior to the Merger Effective Date (all such returns being accurate and correct in all material respects) and have duly paid or made provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from Equinox Financial and Equinox by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Merger Effective Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Equinox Financial or any of Equinox Financial Subsidiary, and no claim has been made by any authority in a jurisdiction where Equinox Financial or any Equinox Financial Subsidiary does not file tax returns that Equinox Financial or any Equinox Financial Subsidiary is subject to taxation in that jurisdiction. Neither Equinox Financial nor any Equinox Financial Subsidiary has executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Equinox Financial and each Equinox Financial Subsidiary has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and Equinox Financial and each Equinox Financial Subsidiary has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

         (b) Equinox (formerly known as Horizon Bank, FSB) made a valid and timely election pursuant to Section 1362 of the Code to be treated as an S corporation for Federal tax purposes, and such election was effective on March 26, 1999. At all times since March 26, 1999, Equinox Financial and Equinox have been individually (during the period predating Equinox Financial's existence) and collectively (during the period since Equinox Financial's creation) properly treated as an S corporation or a QSub for Federal income tax purposes.

         All shareholders of Horizon Bank, FSB (now known as Equinox Bank, FSB), except for Equinox Financial, and all shareholders of Equinox Financial have been, on day that they held any shares of Horizon Bank, FSB stock or Equinox Financial stock from March 26, 1999 inclusive, have been "eligible shareholders" as defined under Section 1361 of the Code.

         (c) Each controlled corporation that had or has any of its stock owned by Equinox Financial were, are, and will be properly treated as qualified S corporation subsidiaries (QSubs), as defined under Section 1361 of the Code, of Equinox Financial. All QSub elections required to be made to satisfy the condition expressed in the previous sentence were properly made on a timely basis.

         (d) Equinox Financial has no liability or potential liability for any tax under Code Section 1374. Neither Equinox Financial nor any qualified subchapter S subsidiary of Equinox Financial has, in the past 10 years, (A) acquired assets from another corporation in a transaction in which Equinox Financial's tax basis for the acquired assets was determined, in whole or in part, by reference to the tax basis of the acquired assets (or any other property) in the hands of the transferor or (B) acquired the controlling stock of any corporation that is not a qualified subchapter S subsidiary.

         Section 3.07 No Material Adverse Effect. Equinox Financial has not suffered any Material Adverse Effect since December 31, 2004.

         Section 3.08  Material Contracts; Leases; Defaults.

         (a) Except as set forth in EQUINOX FINANCIAL DISCLOSURE SCHEDULE 3.08(a), and except for this Agreement, Equinox Financial and Equinox are not parties to, bound by or subject to: (i) any agreement, contract, arrangement, commitment or understanding (whether written or oral) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K;
(ii) any  collective  bargaining  agreement  with any labor  union  relating  to employees of Equinox Financial or Equinox; (iii) any agreement which by its terms limits the payment of dividends by Equinox Financial or Equinox; (iv) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Equinox Financial or Equinox is an obligor to any Person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, advances, bankers' acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Merger Effective Date to Northwest Bancorp or any Northwest Bancorp Subsidiary; (v) any contract (other than this Agreement) limiting the freedom, in any respect, of Equinox Financial or Equinox to engage in any type of banking or bank-related business which Equinox Financial or Equinox is permitted to engage in under applicable law as of the date of this Agreement; (vi) any agreement providing insurance of any type to Equinox Financial, Equinox or any of its directors, officers, employees or agents in such capacity; or (vii) any agreement, contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by Equinox Financial or Equinox (it being understood that any non-compete or similar provision shall be deemed material). The foregoing contracts, agreements, arrangements, commitments or understandings are hereinafter referred to as "Material Agreements."

         (b) True and correct copies of the Material Agreements identified in EQUINOX FINANCIAL DISCLOSURE SCHEDULE 3.08(a) have been made available to Northwest Bancorp on or before the date hereof, and are in full force and effect on the date hereof and Equinox Financial or Equinox has not (nor, to the Knowledge of Equinox Financial or Equinox has any other party to any such Material Agreement) breached any provision of, nor is in default in any respect under any term of, any such Material Agreement except for such breaches or defaults as would not have a Material Adverse Effect on Equinox Financial and the Equinox Financial Subsidiaries, considered as one enterprise. No party to any such Material Agreement will have the right to terminate any or all of the provisions of any such Material Agreement as a result of the execution of, and the transactions contemplated by, this Agreement, or require the payment of an early termination fee or penalty. No such Material Agreement to which Equinox Financial or Equinox is a party or under which Equinox Financial or Equinox may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and after such termination to continue to accrue future benefits thereunder.

         Section 3.09  Ownership of Property; Insurance Coverage.

         (a) Equinox Financial and Equinox each has good and, as to real property, marketable title to all assets and properties owned by Equinox
Financial or Equinox in the conduct of its business, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the latest balance sheet contained in the Equinox Financial Regulatory Reports and in the Equinox Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material liens, mortgages, security interests or pledges, or to the Knowledge of Equinox Financial, adverse encumbrances, except
(i) those items which secure liabilities for public or statutory obligations, or any discount with, borrowing from or other obligations to the FHLB of Atlanta, inter-bank credit facilities, or any transaction by Equinox Financial or Equinox acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. Equinox Financial or Equinox, as lessee, has the right under valid and subsisting leases of real and personal properties used by Equinox Financial or Equinox in the conduct of its business to occupy or use all such properties as presently occupied and used by it, except where the failure to have such right would not have a Material Adverse Effect on Equinox Financial and the Equinox Financial Subsidiaries, considered as one enterprise.

         (b) With respect to all agreements pursuant to which Equinox Financial or Equinox has purchased securities subject to an agreement to resell, if any, Equinox Financial or Equinox has a lien or security interest (which to Equinox Financial's Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

         (c)  Equinox  Financial  and  Equinox  currently   maintain   insurance
considered by Equinox Financial to be reasonable for its operations. Equinox Financial has not received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims pending under such policies of insurance and no notices have been given by Equinox Financial under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three (3) years Equinox Financial has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. EQUINOX FINANCIAL DISCLOSURE
SCHEDULE 3.09(c) identifies all policies of insurance maintained by Equinox Financial and Equinox.

         Section 3.10 Legal Proceedings. Except as set forth in EQUINOX FINANCIAL DISCLOSURE SCHEDULE 3.10, neither Equinox Financial nor Equinox is a party to any, and there are no pending or, to the Knowledge of either Equinox Financial or Equinox, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against Equinox Financial or Equinox (other than routine bank regulatory examinations), (ii) to which Equinox Financial's or Equinox's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Equinox Financial or Equinox to perform under this Agreement.

         Section 3.11  Compliance With Applicable Law.

         (a) Equinox Financial and each Equinox Financial Subsidiary is in substantial compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices.

         (b) Equinox Financial and each Equinox Financial Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all material filings, applications and registrations with, all Regulatory Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of Equinox Financial and Equinox, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement.

         (c) Except as set forth in EQUINOX FINANCIAL DISCLOSURE SCHEDULE 3.11, neither Equinox Financial nor any Equinox Financial Subsidiary has received any written notification or communication from any Regulatory Authority (i) asserting that Equinox Financial or any Equinox Financial Subsidiary is not in compliance in all material respects with any of the statutes, regulations or ordinances that such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization to Equinox Financial or any Equinox Financial Subsidiary; or (iii) requiring or threatening to require Equinox Financial or any Equinox Financial Subsidiary, or indicating that Equinox Financial or any Equinox Financial Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority that is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit the operations of Equinox Financial or any Equinox Financial Subsidiary, which would have the effect of restricting or limiting the operations of Northwest Bancorp or Northwest Savings Bank after the consummation of the transactions contemplated by this Agreement (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). The most recent regulatory rating given to Equinox as to compliance with the Community Reinvestment Act ("CRA") is satisfactory or better.

         Section 3.12  Employee Benefit Plans.

         (a) EQUINOX FINANCIAL DISCLOSURE SCHEDULE 3.12 includes a list of all existing Compensation and Benefit Plans. Each Compensation and Benefit Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the IRC (a "Equinox Financial Qualified Plan") has received a favorable determination letter from the IRS or was a prototype document that has received a favorable letter from the IRS, and Equinox Financial has no Knowledge of any circumstances likely to result in revocation of any such favorable determination letter. There has been no announcement or commitment by Equinox Financial or any Equinox Financial Subsidiary to create an additional Compensation and Benefit Plan, or to amend any Compensation and Benefit Plan, except for amendments required by applicable law to maintain its qualified status or otherwise, which do not increase the cost of such Compensation and Benefit Plan. With respect to each Compensation and Benefit Plan, Equinox Financial has provided or made available to Northwest Bancorp copies of the: (i) trust instruments and insurance contracts; (ii) most recent Form 5500 filed with the IRS; (iii) most recent actuarial report and financial statement; (iv) the most recent summary plan description; (v) most recent determination letter issued by the IRS; (vi) any Form 5310 or Form 5330 filed with the IRS; and (vii) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests), in each case, to the extent applicable with respect to such Compensation and Benefit Plan.

         (b) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, and any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Except as set forth in EQUINOX FINANCIAL DISCLOSURE SCHEDULE 3.10, there is no pending, or to the Knowledge of Equinox Financial threatened, litigation, administrative action, suit or claim relating to any of the Compensation and Benefit Plans (other than routine claims for benefits). Neither Equinox Financial nor Equinox has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Equinox Financial and Equinox to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof and subsequently expires as of the day next preceding the Merger Effective Date.

         (c) No liability under Title IV of ERISA has been incurred by Equinox Financial or any Equinox Financial Subsidiary with respect to any Compensation and Benefit Plan which is subject to Title IV of ERISA, or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) ("Equinox Financial and Equinox Pension Plan") currently or formerly maintained by Equinox Financial or any entity which is considered one employer with Equinox Financial and Equinox under Section 4001(b)(1) of ERISA or Section 414 of the Code (an "ERISA Affiliate") since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a risk to Equinox Financial or Equinox or any ERISA Affiliate of incurring a liability under such Title. No Equinox Financial or Equinox Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of Equinox Financial or Equinox Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such

Equinox Financial or Equinox Pension Plan as of the end of the most recent plan year with respect to the respective Equinox Financial or Equinox Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Equinox Financial or Equinox Pension Plan as of the date hereof; there is not currently pending with the Pension Benefit Guarantee Corporation any filing with respect to any reportable event under Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made (other than as might be required with respect to this Agreement and the transactions contemplated thereby). Neither Equinox Financial nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980. Neither Equinox Financial nor Equinox nor any ERISA Affiliate, nor any Compensation and Benefit Plan, including any Equinox Financial or Equinox Pension Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with Equinox Financial or any ERISA Affiliate, or any Compensation and Benefit Plan, including any Equinox Financial or Equinox Pension Plan, or any such trust or any trustee or administrator thereof, that could reasonably be expected to be subject to either a civil liability or penalty pursuant to Section 409, 502(i) or 502(l) of ERISA or a tax imposed pursuant to Chapter 43 of the Code.

         (d) All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements to which Equinox Financial or Equinox is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued monthly on Equinox Financial's consolidated financial statements to the extent required and in accordance with GAAP. Equinox Financial and each Equinox Financial Subsidiary has expensed and accrued as a liability the present value of future benefits under each applicable Compensation and Benefit Plan in accordance with applicable laws and GAAP consistently applied. None of Equinox Financial, Equinox nor any ERISA Affiliate (i) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, or (ii) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a Lien under Section 412(n) of the Code or pursuant to ERISA.

         (e) Neither Equinox Financial nor Equinox has any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. There has been no communication to employees by Equinox Financial or Equinox that would reasonably be expected to promise or guarantee such employees retiree health, life insurance, disability insurance, or other retiree death benefits, other than as set forth on EQUINOX FINANCIAL DISCLOSURE SCHEDULE 3.12(e).

         (f) Equinox Financial and Equinox do not maintain any Compensation and Benefit Plans covering employees who are not United States residents.

         (g) Except as set forth in EQUINOX FINANCIAL DISCLOSURE SCHEDULES 3.02(a), 3.12, 3.17, and 5.11(d), the consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Merger Effective Date) (i) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (ii) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan, or (iii) result in any material increase in benefits payable under any Compensation and Benefit Plan.

         (h) Equinox Financial and Equinox do not maintain any compensation plans, programs or arrangements under which any payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

         (i) Except as set forth in EQUINOX FINANCIAL DISCLOSURE SCHEDULE 3.12(i), the consummation of the Merger will not, directly or indirectly (including without limitation, as a result of any termination of employment or service at any time prior to or following the Merger Effective Date), entitle any current or former employee, director or independent contractor of Equinox Financial or Equinox to any actual or deemed payment (or benefit) which would constitute a "parachute payment" (as such term is defined in Section 280G of the Code).

         (j) Except as set forth in EQUINOX FINANCIAL DISCLOSURE SCHEDULE 3.02(a) or 3.12, there are no stock appreciation or similar rights, earned dividends or dividend equivalents, or shares of restricted stock, outstanding under any of the Compensation and Benefit Plan or otherwise as of the date hereof and none will be granted, awarded, or credited after the date hereof.

         Section 3.13 Brokers, Finders and Financial Advisors. Except for the engagement of Kendrick, Pierce Securities, Inc. in connection with the transactions contemplated by this Agreement, neither Equinox Financial nor Equinox nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such Person in connection with the transactions contemplated by this Agreement, which has not been reflected in the Equinox Financial Statements.

         Section 3.14  Environmental Matters.

         (a) With respect to Equinox Financial and Equinox:

                  (i)  Except  as set  forth  in  EQUINOX  FINANCIAL  DISCLOSURE
         SCHEDULE 3.14, each of Equinox Financial and Equinox, the Participation Facilities, and, to Equinox Financial's Knowledge, the Loan Properties are, and have been, in material compliance with, and are not liable under, any Environmental Laws;

                  (ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to Equinox Financial's Knowledge, threatened, before any court, governmental agency or board or other forum against it or any Participation Facility (A) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release (as defined herein) into the environment of any Hazardous Material (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or Equinox or any Participation Facility;

                  (iii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to Equinox Financial's Knowledge threatened, before any court, governmental agency or board or other forum relating to or against any Loan Property (or Equinox Financial in respect of such Loan Property)
         (A) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

                  (iv) To Equinox Financial's Knowledge, the properties currently owned or operated by Equinox Financial or Equinox (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Material other than as permitted under applicable Environmental Law;

                  (v) Equinox Financial and Equinox have not received any written notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any other Person indicating that it may be in violation of, or liable under, any Environmental Law;

                  (vi) To Equinox Financial's Knowledge, there are no underground storage tanks on, in or under any properties owned or operated by Equinox Financial or Equinox or any Participation Facility, and no underground storage tanks have been closed or removed from any properties owned or operated by Equinox Financial or Equinox or any Participation Facility; and

                  (vii)  Except as set  forth in  EQUINOX  FINANCIAL  DISCLOSURE
         SCHEDULE 3.14, to Equinox Financial's  Knowledge,  during the period of
         (A) Equinox Financial's or Equinox's ownership or operation of any of their respective current properties or (B) Equinox Financial's or Equinox's participation in the management of any Participation Facility, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. To Equinox Financial's Knowledge, prior to the period of (A) Equinox Financial's or Equinox's ownership or operation of any of their respective current properties or (B) Equinox Financial's or Equinox's participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

         (b) "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property. "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

         Section 3.15  Loan Portfolio.

         (a) The allowances for possible losses reflected in the consolidated balance sheets contained in the Equinox Financial Statements as of and for the period ending December 31, 2004 were adequate under GAAP, and all regulatory requirements applicable to Equinox Financial and Equinox and the allowances for possible losses shown on the consolidated balance sheets contained in the Equinox Financial Statements as of and for periods ending after December 31, 2004 will be adequate as of the dates thereof under GAAP and all regulatory requirements applicable to Equinox Financial and Equinox.

         (b) EQUINOX FINANCIAL DISCLOSURE SCHEDULE 3.15(b) sets forth a listing, as of the last Business Day prior to the date of this Agreement, by account, of:
(i) all outstanding loans (including loan participations) of Equinox Financial or Equinox that have been accelerated during the past twelve (12) months; (ii) all outstanding loans, lines of credit and loan commitments as to which Equinox Financial or Equinox has given written notice of its intent to terminate during the past twelve (12) months; (iii) with respect to all outstanding commercial loans (including commercial real estate loans), all notification letters and other written communications from Equinox Financial or Equinox to any of their respective borrowers, customers or other parties during the past twelve (12) months wherein Equinox Financial or Equinox has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults; (iv) each borrower, customer or other party which has notified Equinox Financial or Equinox during the past twelve (12) months of, or has asserted against Equinox Financial or Equinox, in each case in writing, any "lender liability" or similar claim, and, to the Knowledge of Equinox Financial or Equinox, each borrower, customer or other party which has given Equinox Financial or Equinox any oral notification of, or orally asserted to or against Equinox Financial or Equinox, any such claim; (v) all loans, (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this
Agreement are classified as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith, and (vi) all assets classified by Equinox Financial or Equinox as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.

         (c) All loans receivable (including discounts) and accrued interest entered on the books of Equinox Financial or Equinox arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of Equinox Financial's and Equinox's respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are to the Knowledge of Equinox Financial and Equinox true and genuine and what they purport to be. To the Knowledge of Equinox Financial and Equinox, the loans, discounts and the accrued interest reflected on the books of Equinox Financial and Equinox are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. All such loans are owned by Equinox Financial or Equinox free and clear of any material liens, except for liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable, and liens in favor of the FHLB of Atlanta to secure advances of the FHLB of Atlanta to Equinox.

         (d) The notes and other evidences of indebtedness evidencing the loans described in Section 3.15(c) above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

         (e) No representation or warranty set forth in this Section 3.15 shall be deemed to be breached unless such breach, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Equinox Financial and the Equinox Financial Subsidiaries, considered as one enterprise.

         Section 3.16 Related Party Transactions. Except as set forth on EQUINOX FINANCIAL DISCLOSURE SCHEDULE 3.16, Equinox Financial and Equinox are not parties to any transaction (including any loan or other credit accommodation but excluding any depository relationship) with any Affiliate of Equinox Financial. All such transactions (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features. No loan or credit accommodation to any Affiliate of Equinox Financial or Equinox is presently in default or, during the three (3) year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Equinox Financial and Equinox have not been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by Equinox Financial is inappropriate.

         Section 3.17 Schedule of Termination Benefits. EQUINOX FINANCIAL DISCLOSURE SCHEDULES 3.02(a), 3.17 and 5.11(d) include schedules and/or descriptions of all termination benefits and related payments that would or will be payable to the individuals identified thereon, excluding any Equinox Financial Options or Equinox Financial Warrants granted to such individuals, under any and all employment agreements, special termination agreements, change in control agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, or any compensation arrangement, or other pension benefit or welfare benefit plan maintained by Equinox Financial for the benefit of officers or directors of Equinox Financial or Equinox (the "Benefits Schedule"), assuming their employment or service is terminated other than for cause as of

November 1, 2005 and the Closing Date occurs prior to such termination. No other individuals are entitled to benefits under any such plans.

         Section 3.18 Deposits. Except as set forth in EQUINOX FINANCIAL DISCLOSURE SCHEDULE 3.18, none of the deposits of Equinox Financial or Equinox are a "brokered deposit" as defined in 12 CFR Section 337.6(a)(2).

         Section 3.19 Antitakeover Provisions Inapplicable. The transactions contemplated by this Agreement are not subject to the requirements of any "moratorium," "control share," "fair price," "affiliate transactions," "business combination" or other antitakeover laws and regulations of any state as a result of any action on part of Equinox Financial or Equinox. The affirmative vote of a majority of the issued and outstanding shares of Equinox Financial Common Stock is required to approve this Agreement under Equinox Financial's articles of incorporation and the FBCA.

         Section 3.20 Registration Obligations. Equinox Financial and Equinox are under no obligation, contingent or otherwise, that will survive the Merger Effective Date by reason of any agreement to register any transaction involving any of its securities.

         Section 3.21 Risk Management Instruments. Neither Equinox Financial nor Equinox is a party to any material interest rate swaps, caps, floors, option agreements, futures or forward contracts or other similar risk management arrangements, whether entered into for the account of Equinox Financial, Equinox or its customers

         Section 3.22 Fairness Opinion. Equinox Financial has received a written opinion from Kendrick, Pierce Securities, Inc. dated as of the date of this Agreement, to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be received by the stockholders of Equinox Financial pursuant to this Agreement is fair to such stockholders from a financial point of view.


                                   ARTICLE IV
 REPRESENTATIONS AND WARRANTIES OF NORTHWEST BANCORP AND NORTHWEST SAVINGS BANK

         Northwest Bancorp and Northwest Savings Bank represent and warrant to Equinox Financial and Equinox as follows except as set forth in the NORTHWEST DISCLOSURE SCHEDULES delivered by Northwest Bancorp to Equinox Financial on the date hereof and except as to any representation or warranty which specifically relates to an earlier date. Northwest Bancorp has made a good faith effort to ensure that the disclosure on each schedule of the NORTHWEST DISCLOSURE SCHEDULES corresponds to the Section referenced herein. However, for purposes of the NORTHWEST DISCLOSURE SCHEDULES, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

         Section 4.01  Organization.

         (a) Northwest MHC and Northwest Bancorp are corporations duly organized, validly existing and in good standing under the laws of the United States, and are duly registered as savings and loan holding companies under the HOLA. Each of Northwest MHC and Northwest Bancorp has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be duly licensed or qualified would not have a Material Adverse Effect on Northwest Bancorp and the Northwest Bancorp Subsidiaries, considered as one enterprise.

         (b) Northwest Savings Bank is a stock savings bank duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The deposits of Northwest Savings Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Northwest Savings Bank. As of the date hereof, no proceedings for the revocation of such deposit insurance are pending or, to the Knowledge of Northwest Savings Bank, threatened. Northwest Bancorp owns all of the issued and outstanding shares of capital stock of Northwest Savings Bank, free and clear of any lien, claim, charge, security interest or other encumbrance. Each other Northwest Bancorp Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

         (c) Northwest Savings Bank is a member in good standing of the FHLB of Pittsburgh and owns the requisite amount of stock therein.

         (d) Prior to the date of this Agreement, Northwest Bancorp has delivered to Equinox Financial true and correct copies of the charter and bylaws of Northwest Bancorp, Northwest MHC, and the articles of incorporation and bylaws of Northwest Savings Bank.

         (e) Northwest Merger Subsidiary is a to be formed corporation under the laws of the State of Florida which will conduct no activities other than those related to consummation of the transactions contemplated by this Agreement.

         Section 4.02  Authority; No Violation.

         (a) Northwest MHC, Northwest Bancorp, Northwest Savings Bank and Northwest Merger Subsidiary have full corporate power and authority to execute and deliver this Agreement and Northwest Bancorp, Northwest Savings Bank and Northwest Merger Subsidiary have full corporate power and authority to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Northwest MHC, Northwest Bancorp, Northwest Savings Bank and Northwest Merger Subsidiary and the completion by Northwest Bancorp, Northwest Savings Bank and Northwest Merger Subsidiary of the transactions contemplated hereby have been duly and validly approved by the Boards of Directors of Northwest MHC, Northwest Bancorp, Northwest Savings Bank and Northwest Merger Subsidiary. No other corporate proceedings or stockholder action on the part of Northwest

MHC, Northwest Bancorp, Northwest Savings Bank or Northwest Merger Subsidiary are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Northwest MHC, Northwest Bancorp, Northwest Savings Bank and Northwest Merger Subsidiary and assuming due authorization, execution and delivery of this Agreement by Equinox Financial, this Agreement constitutes the valid and binding obligation of Northwest MHC, Northwest Bancorp, Northwest Savings Bank and Northwest Merger Subsidiary, enforceable against Northwest MHC, Northwest Bancorp, Northwest Savings Bank and Northwest Merger Subsidiary in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to Northwest Savings Bank, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity.

         (b) (A) The execution and delivery of this Agreement by Northwest MHC, Northwest Bancorp, Northwest Savings Bank and Northwest Merger Subsidiary, as applicable, (B) subject to receipt of the Regulatory Approvals, and Equinox
Financial's compliance with any conditions contained therein, the consummation of the transactions contemplated hereby, and (C) compliance by Northwest MHC, Northwest Bancorp, Northwest Savings Bank and Northwest Merger Subsidiary with any of the terms or provisions hereof, will not (i) conflict with or result in a breach of any provision of the charter or bylaws of Northwest MHC, Northwest Bancorp, or the articles of incorporation or bylaws of any Northwest Bancorp Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Northwest MHC, Northwest Bancorp or any Northwest Bancorp Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Northwest MHC, Northwest Bancorp or any Northwest Bancorp Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Northwest MHC, Northwest Bancorp or any Northwest Bancorp Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected except for such violations, conflicts, breaches or defaults in clause (B) or (C) hereof which, either, individually or in the aggregate will not have a Material Adverse Effect on Northwest MHC, Northwest Bancorp, or Northwest Savings Bank.

         Section 4.03 Consents. Except for the receipt of the Regulatory Approvals and compliance with any conditions contained therein, the approval of this Agreement by the stockholders of Equinox Financial, the filing of articles of merger with the Secretary of State of the State of Florida pursuant to the FBCA in connection with the Merger, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any other Person is necessary in connection with (a) the execution and delivery of this Agreement by Northwest MHC, Northwest Bancorp, Northwest Savings Bank and Northwest Merger Subsidiary, as applicable, and (b) the completion by Northwest Bancorp, Northwest Savings Bank and Northwest Merger Subsidiary of the transactions contemplated hereby. Northwest MHC, Northwest Bancorp and Northwest Savings Bank have no reason to believe that (i) any Regulatory Approvals will not be received or will be received with conditions or limitations or restrictions unacceptable to them or that would adversely impact the ability of Northwest Merger Subsidiary, Northwest Savings Bank and Northwest Bancorp to complete the transactions contemplated by this Agreement or
(ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

         Section 4.04 Financial Statements. Northwest Bancorp has made available to Equinox Financial the Northwest Bancorp Financials. Except as set forth in the NORTHWEST DISCLOSURE SCHEDULE 4.04, the Northwest Bancorp Financials have been prepared in accordance with GAAP and practices applied on a consistent basis throughout the periods covered by such statements and (including the related notes where applicable) fairly present the consolidated financial position, results of operations and cash flows of Northwest Bancorp and the Northwest Bancorp Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated in the notes thereto.

         Section 4.05  Compliance With Applicable Law.

         (a) Each of Northwest MHC, Northwest Bancorp and each Northwest Bancorp Subsidiary is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, its conduct of business and its relationship with its employees, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices.

         (b) Each of Northwest MHC, Northwest Bancorp and each Northwest Bancorp Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best Knowledge of Northwest Bancorp, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement.

         (c) None of Northwest MHC, Northwest Bancorp or any Northwest Bancorp Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that Northwest MHC, Northwest Bancorp or any Northwest Bancorp Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Northwest MHC, Northwest Bancorp or any Northwest Bancorp Subsidiary; (iii) requiring or threatening to require
Northwest MHC, Northwest Bancorp or any Northwest Bancorp Subsidiary, or indicating that Northwest MHC, Northwest Bancorp or any Northwest Bancorp Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect, the operations of Northwest MHC, Northwest Bancorp or any Northwest Bancorp Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Northwest MHC, Northwest Bancorp or any Northwest Bancorp Subsidiary, including without limitation any restriction on the payment of dividends. None of Northwest MHC, Northwest Bancorp or any Northwest Bancorp Subsidiary has consented to or entered into any currently effective Regulatory Agreement. The most recent regulatory rating given to each Northwest Bancorp banking subsidiary as to compliance with the CRA is satisfactory or better.

         Section 4.06 Financing. On the Merger Effective Date, Northwest Bancorp and Northwest Savings Bank together will have funds that are sufficient and available to meet their obligations under this Agreement.

         Section 4.07 Regulatory Approvals. Northwest MHC, Northwest Bancorp and Northwest Savings Bank are not aware of any reason that they cannot obtain the Regulatory Approvals, and none of Northwest MHC, Northwest Bancorp and Northwest Savings Bank has received any advice or information from any Regulatory Authority indicating that any such approval will be denied or is doubtful.

         Section 4.08 Legal Proceedings. None of Northwest MHC, Northwest Bancorp and Northwest Savings Bank is a party to any, and there are no pending or to the Knowledge of Northwest MHC, Northwest Bancorp or Northwest Savings Bank, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature that could materially adversely affect the ability of Northwest MHC, Northwest Bancorp, or Northwest Savings Bank to perform under this Agreement.

                                    ARTICLE V
                            COVENANTS OF THE PARTIES

         Section 5.01  Conduct of Equinox Financial's Business.

         (a) From the date of this Agreement to the Closing Date, Equinox Financial and Equinox will conduct its business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with market conditions and past policies, except as otherwise required or contemplated by this Agreement or with the written consent of Northwest Bancorp, Equinox Financial and each Equinox Financial Subsidiary will use its reasonable good faith efforts, to (i) preserve its business organization intact, (ii) maintain good relationships with employees, and (iii) preserve the goodwill of its customers and others with whom it conducts business. From the date hereof to the Closing Date, except as otherwise consented to or approved by Northwest Bancorp in writing or as contemplated or required by this Agreement or as disclosed in the EQUINOX FINANCIAL DISCLOSURE SCHEDULES, neither Equinox Financial nor any Equinox Financial Subsidiary will:

                  (i) amend any provision of its articles of incorporation, charter or other chartering documents or bylaws, impose, or suffer the imposition, on any share of Equinox Financial stock held by Equinox Financial in Equinox of any material lien, charge or encumbrance or permit any such lien to exist, or waive or release any material right or cancel or compromise any material debt or claim;

                  (ii)  change  the number of shares of its  authorized  capital stock or issue or grant any Right, option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock, or any securities convertible into shares of such capital stock, or split, combine or reclassify any shares of its capital stock, redeem or otherwise acquire any shares of such capital stock, or sell or issue any shares of capital stock (except pursuant to the exercise of Equinox Financial Options or Equinox Financial Warrants);

                  (iii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than distributions or dividends from Equinox to Equinox Financial;

                  (iv) hire any new executive officer, grant or agree to pay any bonus, severance or termination to, or enter into, extend or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any employee, officer or director, other than increases granted in the ordinary course of business not in excess of 5% on an annual basis and other than bonuses granted in the ordinary course of business not in excess of $50,000 annually in the aggregate;

                  (v) enter into or, except as may be required by law to maintain the qualified status thereof or otherwise required by law, modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees, or former directors, officers or employees other than renewals of any contract, plan or arrangement or replacements of any expiring or terminated insurance-related plan or arrangement on substantially equivalent terms; or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice;

                  (vi) merge or consolidate with any other corporation; sell or lease all or substantially all of its assets or business; make any acquisition of all or any substantial portion of the business or assets of any other Person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between Equinox Financial or Equinox, and any other Person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

                  (vii) sell or otherwise dispose of the capital stock of Equinox Financial, or sell or otherwise dispose of any material assets other than in the ordinary course of business consistent with past practice; subject any asset to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, the collections and/or processing of checks, drafts, notes, instruments or letters of credit, liens granted to the FHLB of Atlanta to secure advances to Equinox from the FHLB of Atlanta, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any liability or indebtedness for borrowed money (or guarantee any indebtedness for borrowed money) other than the taking of deposits and other liabilities incurred in the ordinary course of business consistent with past practice, including without limitation, FHLB advances to or overnight borrowings by Equinox;

                  (viii) make any change in policies with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; or other material banking policies in any material respect except as may be required by banking regulators, changes in applicable law or regulations, or GAAP;

                  (ix) acquire any new loan participation or loan servicing rights;

                  (x) make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) in excess of $750,000 for commercial or commercial real estate loans and $850,000 for residential loans; or increase, compromise, extend, renew or modify any existing loan or commitment outstanding in excess of $750,000 for commercial or commercial real estate loans and $850,000 for residential loans; or make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) in any amount if thereafter the exposure to any one borrower or group of affiliated borrowers (including obligors under loan participations) in the aggregate would exceed $850,000;

                  (xi) renew or extend any lease, or by any act, or omission to act, allow any lease to renew or be extended;

                  (xii) make any capital expenditures in excess of $20,000 individually or $50,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof, or incur any expense greater than $10,000 that is not in the ordinary course of business of Equinox Financial or any Equinox Financial Subsidiary;

                  (xiii) except for the execution of, and as otherwise provided for, contemplated in, or permitted by, this Agreement, the Schedules, and the Exhibits hereto, take any action that would give rise to a right of payment to any individual under any employment agreement, or take any action that would give rise to a material additional right of payment to any individual under any Compensation and Benefit Plan;

                  (xiv) purchase any security for its investment portfolio not rated "A" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc, or with a remaining term to maturity of more than five (5) years;

                  (xv) engage in any new loan transaction with an officer or director;

                  (xvi) materially change the pricing strategies of Equinox Financial with respect to its deposit or loan accounts, other than changes in pricing in response to changes in market conditions consistent with past practices;

                  (xvii) enter into any agreement, arrangement or commitment not made in the ordinary course of business;

                  (xviii) change its method of accounting in effect prior to the Merger Effective Date, except as required by changes in laws or regulations, by Regulatory Authorities having jurisdiction over Equinox Financial or Equinox, or by GAAP concurred in by Equinox Financial's independent certified public accountants;

                  (xix) enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any similar action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                  (xx) invest in "high risk" mortgage derivative investments as defined by the Federal Financial Institutions Examination Council;

                  (xxi) discharge or satisfy any lien or encumbrance or pay any material obligation or liability (absolute or contingent) other than at scheduled maturity, as otherwise required by the terms of such obligation or liability or in the ordinary course of business;

                  (xxii) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

                  (xxiii) knowingly take any action that would result in any of the representations or warranties of Equinox Financial or Equinox contained in this Agreement not to be true and correct in any material respect as of any date after the date hereof or, in any of the conditions set forth in Article VI hereof not being satisfied except in each case as may be required by applicable law;

                  (xxiv) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon indicating that there is no apparent violation of or liability under the Environmental Laws, provided, however, that it shall not be required to obtain such a report with respect to one- to four-family, non-agricultural residential property of five (5) acres or less to be foreclosed upon unless it has reason to believe that such property might be in violation of or require remediation under Environmental Laws;

                  (xxv) except in the ordinary course of business consistent with past practice and involving a cost or expense not in excess of $30,000, settle any claim, action or proceeding; provided that no settlement shall be made if it involves a precedent for other similar claims, which in the aggregate, could be material to Equinox Financial and Equinox, taken as a whole;

                  (xxvi) revoke Equinox Financial's election to be taxed as an S corporation within the meaning of Code Sections 1361 and 1362. Equinox Financial and Equinox shall not take or allow any action that would result in the termination of Equinox Financial's status as a validly electing S corporation within the meaning of Code Sections 1361 and 1362; or

                  (xxvii) agree to do any of the foregoing.

         Section 5.02  Access; Confidentiality.

         (a) Each of Equinox Financial and Equinox shall permit Northwest Bancorp and its representatives reasonable access during regular business hours to its properties, and shall disclose and make available to them all books, papers and records in their possession relating to the assets, properties, operations, obligations and liabilities of Equinox Financial, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) (other than minutes of any confidential discussion of this Agreement and the transactions contemplated hereby), and stockholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Northwest Bancorp may have a reasonable interest (provided that Equinox Financial shall not be required to provide access to any information that would violate its attorney-client privilege, any applicable law or regulation, the terms of any confidentiality or non-disclosure agreement, or the Confidentiality Agreement identified in this Section 5.02(a)). Equinox Financial shall make its respective officers, employees and agents and authorized representatives (including counsel and independent public accountants) available at reasonable times upon reasonable request to confer with Northwest Bancorp and its representatives. In addition, from the date of this Agreement through the Closing Date, Equinox Financial shall permit employees of Northwest Bancorp reasonable access to information relating to problem loans, loan restructurings and loan workouts of Equinox Financial and Equinox. The parties will hold all such information delivered in confidence to the extent required by, and in accordance with, the provisions of confidentiality set forth in a letter agreement, dated January 7, 2005, between Equinox Financial and Equinox and Northwest MHC, Northwest Bancorp and Northwest Savings Bank (the "Confidentiality Agreement").

         (b) Northwest Bancorp agrees to conduct such investigations and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of Equinox Financial and Equinox.

         (c) If the transactions contemplated by this Agreement shall not be consummated, Equinox Financial, Equinox, Northwest MHC, Northwest Bancorp and Northwest Savings Bank will each destroy or return all documents and records obtained from the other party or its representatives, during the course of its investigation and will cause all information with respect to the other party obtained pursuant to this Agreement or preliminarily thereto to be kept confidential, except to the extent such information becomes public through no fault of the party to whom the information was provided or any of its representatives or agents and except to the extent disclosure of any such information is legally required. Equinox Financial, Equinox Northwest MHC, Northwest Bancorp and Northwest Savings Bank shall each give prompt written notice to the other party of any contemplated disclosure where such disclosure is so legally required. Furthermore, the parties hereto shall not use any such information for any competitive or commercial purposes.

         Section 5.03  Regulatory Matters and Consents.

         (a) Within 45 days of the date hereof, Northwest MHC, Northwest Bancorp and Northwest Savings Bank will prepare all Applications, make all filings, and pay all filing fees for all Regulatory Approvals necessary or advisable to consummate the transactions contemplated by this Agreement; Northwest MHC, Northwest Bancorp and Northwest Savings Bank will each use its best efforts to obtain as promptly as practicable after the date hereof, all Regulatory Approvals necessary or advisable to consummate the transactions contemplated by this Agreement. The information supplied, or to be supplied, by Northwest MHC, Northwest Bancorp and Northwest Savings Bank for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

         (b) Equinox Financial and Equinox will furnish Northwest Bancorp with all information concerning Equinox Financial and Equinox as may be necessary or advisable in connection with any Application or filing made by or on behalf of Northwest Bancorp to any Regulatory Authority in connection with the transactions contemplated by this Agreement. The information supplied, or to be supplied, by Equinox Financial and Equinox for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material respects.

         (c) Northwest Bancorp and Equinox Financial will promptly furnish each other with copies of all material written communications to, or received by them from, any Regulatory Authority, and notice of material oral communications with the Regulatory Authorities, in respect of the transactions contemplated hereby, except information that is filed by either party that is designated as confidential.

         (d) The parties hereto agree that they will consult with each other with respect to the obtaining of all Regulatory Approvals and other necessary permits, consents, approvals and authorizations of Regulatory Authorities. Northwest Bancorp will furnish Equinox Financial with (i) copies of all Applications prior to filing with any Regulatory Authority and provide Equinox Financial a reasonable opportunity to provide changes to such Applications, (ii) copies of all Applications filed by Northwest Bancorp, (iii) copies of all Northwest Bancorp Regulatory

Reports after the date hereof, and (iv) copies of all correspondence received or sent to Regulatory Authorities in connection with such Applications.

(e) Equinox Financial and Equinox and Northwest Bancorp, will cooperate with each other in the foregoing matters and will furnish the responsible party with all information concerning it as may be necessary or advisable in connection with any Application or filing (including the Proxy Statement and any report filed with the SEC) made by or on behalf of Northwest Bancorp or Equinox Financial to any Regulatory Authority in connection with the transactions contemplated by this Agreement, and such information will be accurate and complete in all material respects. In connection therewith, each party will provide certificates and other documents reasonably requested by the other.

         Section 5.04  Taking of Necessary Action.

         (a) Northwest MHC, Northwest Bancorp, Northwest Savings Bank, Equinox Financial and Equinox shall each use its best efforts in good faith, and each of them shall cause its Subsidiaries to use their best efforts in good faith, to
(i) obtain any necessary stockholder approval of their respective stockholders to complete the Merger, (ii) furnish such information as may be required in connection with the preparation of the documents referred to in Section 5.03 of this Agreement, and (iii) take or cause to be taken all action necessary or desirable on its part using its best efforts so as to permit completion of the Merger and the other transactions contemplated by this Agreement, including, without limitation, (A) obtaining the consent or approval of each Person whose consent or approval is required or desirable for consummation of the transactions contemplated hereby (including assignment of leases without any change in terms), provided that Equinox Financial and Equinox shall not agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Northwest Bancorp nor shall Equinox Financial or Equinox be required to make any payments in connection therewith, and (B) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Merger pursuant to this Agreement;
provided that nothing herein contained shall preclude Northwest Bancorp or Equinox Financial from exercising its rights under this Agreement.

         (b) Equinox Financial shall prepare, subject to the review and consent of Northwest Bancorp with respect to matters relating to Northwest Bancorp and the transactions contemplated by this Agreement, a Proxy Statement to be filed by Equinox Financial, if required, with the OTS or any other applicable agency and to be mailed to the stockholders of Equinox Financial in connection with the meeting of its stockholders and transactions contemplated hereby, which Proxy Statement shall conform to all applicable legal requirements. The parties shall cooperate with each other with respect to the preparation of the Proxy Statement. Equinox Financial shall use all reasonable efforts to have the Proxy Statement mailed to stockholders as promptly as practicable after Northwest Bancorp has received notice from the OTS that the Application to the OTS for approval of the transactions contemplated by this Agreement is substantially complete. Equinox Financial will promptly advise Northwest Bancorp of the time when the Proxy Statement has been filed and mailed, or of any comments from the OTS or any other applicable agency or any request by the OTS or any other applicable agency for additional information. Northwest MHC, Northwest Bancorp and Northwest Savings Bank will furnish Equinox Financial with all information concerning Northwest MHC, Northwest Bancorp and Northwest Savings Bank as is reasonably required by Equinox Financial in connection with the preparation of the Proxy Statement. The information to be supplied by Northwest Bancorp for inclusion in the Proxy Statement will not, at the time the Proxy Statement is mailed to Equinox Financial stockholders, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading.

         Section 5.05  Certain Agreements.

         (a) From and after the Merger Effective Date, Northwest MHC, Northwest Bancorp and Northwest Savings Bank, jointly and severally, shall, to the fullest extent permitted under applicable law, indemnify, defend and hold harmless each present and former director and/or officer of Equinox Financial or Equinox as of the Merger Effective Date (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities, judgments or amounts paid in settlement (with the approval of Northwest Bancorp, which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether criminal, civil or administrative, arising out of matters existing or occurring at or prior to the Merger Effective Date (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on, or arising in whole or in part out of, the fact that such Indemnified Party is or was a director or officer of Equinox Financial or Equinox, including a Claim based on or arising out of this Agreement and the transactions contemplated hereby, regardless of whether such Claim is asserted or claimed prior to, at or after the Merger Effective Date, to the fullest extent to which directors and officers of Equinox Financial or Equinox are entitled under the FBCA, Equinox Financial's or Equinox's articles of incorporation, charter or bylaws, or other applicable law as in effect on the date hereof (and Northwest MHC, Northwest Bancorp and Northwest Savings Bank shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the extent permissible to a Florida corporation under the FBCA and Equinox Financial's or Equinox's articles of incorporation, charter or bylaws as in effect on the date hereof; provided, that the Indemnified Party to whom expenses are advanced provides any undertaking that is required by law to repay such expenses if it is ultimately determined that such Indemnified Party is not entitled to indemnification). All rights to indemnification in respect of a Claim shall continue until the final disposition of such Claim. No indemnification shall be required under this Section 5.05(a) if prohibited by applicable law or regulation.

         (b) Any  Indemnified  Party  wishing  to  claim  indemnification  under
Section 5.05(a), upon learning of any Claim, shall promptly notify Northwest Bancorp, but the failure to so notify shall not relieve Northwest MHC, Northwest Bancorp and Northwest Savings Bank of any liability it may have to such Indemnified Party except to the extent that such failure materially prejudices Northwest MHC, Northwest Bancorp and Northwest Savings Bank. In the event of any Claim, (i) Northwest MHC, Northwest Bancorp and Northwest Savings Bank shall have the right to assume the defense thereof (with counsel reasonably satisfactory to the Indemnified Party) and shall not be liable to such Indemnified Party for any legal expenses of other legal counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, except that, if Northwest MHC, Northwest Bancorp and Northwest Savings Bank elect not to assume such defense or counsel for the Indemnified Party advises that there are issues which raise conflicts of interest between Northwest MHC, Northwest Bancorp or Northwest Savings Bank and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to him, and Northwest MHC, Northwest Bancorp and Northwest Savings Bank shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received, provided further that, except in situations involving conflicts of interest as described above, Northwest MHC, Northwest Bancorp and Northwest Savings Bank shall in all Claims be obligated pursuant to this Section 5.05(b) to pay for only one firm of counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same allegations or circumstances, (ii) the Indemnified Party will cooperate in the defense of any such Claim and (iii) Northwest MHC, Northwest Bancorp and Northwest Savings Bank shall not be liable for any settlement effected without its prior written consent (which consent shall not unreasonably be withheld).

         (c) In the event Northwest MHC, Northwest Bancorp and Northwest Savings Bank or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not continue or survive such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the fullest extent necessary or appropriate, proper provision shall be made so that the successors and assigns of Northwest MHC, Northwest Bancorp and Northwest Savings Bank, as applicable assume the obligations set forth in this Section 5.05.

         (d) Northwest Bancorp shall maintain in effect for six (6) years from the Merger Effective Date, the current directors' and officers' liability insurance policy maintained by Equinox Financial and Equinox (provided that Northwest Bancorp may substitute therefor policies from a financially capable insurer of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring at or prior to the Merger Effective Date; provided, however, that in no event shall Northwest Bancorp be required to expend pursuant to this Section more than 150% of the annual cost for a period of more than three years currently expended by Equinox Financial with respect to such insurance (the "Maximum Amount"); provided, further, that if the amount of the annual premium necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Northwest Bancorp shall maintain the most advantageous policies of directors' and officers' insurance obtainable for a premium equal to the Maximum Amount. In connection with the foregoing, up to the Merger Effective Date Equinox Financial agrees in order for Northwest Bancorp to fulfill its agreement to provide directors and officers liability insurance policies for six years to provide such insurer or substitute insurer with such reasonable and customary representations as such insurer may request with respect to the reporting of any prior claims. In connection with the foregoing, up to the Merger Effective Date Equinox Financial agrees to provide such insurer or substitute insurer with such representations as such insurer may reasonably request with respect to the reporting of any prior claims.

         (e) The provisions of this Section 5.05 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

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

         Section 5.06 No Other Bids and Related Matters. From and after the date hereof until the termination of this Agreement, neither Equinox Financial nor Equinox, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by Equinox Financial or Equinox), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other representatives to take any such action, and Equinox Financial shall notify Northwest Bancorp orally (within one Business Day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals that it or any such officer, director employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters. Provided, however, that nothing contained in this Section 5.06 shall prohibit the Board of Directors of Equinox Financial from: (i) furnishing information to, or entering into discussions or negotiations with any Person that makes an unsolicited written, bona fide Acquisition Proposal, if, and only to the extent that, (A) the Board of Directors of Equinox Financial receives written advice from its independent financial advisor that such proposal is superior to the Merger from a financial point-of-view to Equinox Financial's stockholders, (B) the Board of Directors of Equinox Financial, after consultation  with and based  upon the  advice  of  independent  legal  counsel, determines  in good  faith  that  such  action  is  necessary  for the  Board of
Directors of Equinox Financial to comply with its fiduciary duties to stockholders under applicable law (such proposal that satisfies (A) and (B) being referred to herein as a "Superior Proposal"), (C) prior to furnishing such information to, or entering into discussions or negotiations with, such Person, Equinox Financial (1) provides reasonable notice to Northwest Bancorp to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person (identifying such Person) and (2) receives from such Person an executed confidentiality agreement substantially identical in all material respects to the Confidentiality Agreement, unless the Board of Directors of Equinox Financial, after consultation with outside legal counsel, believes that such requirements would violate its duties to its shareholders under Florida law, and (D) the Equinox Financial meeting of stockholders convened to approve this Agreement has not occurred, or (ii) prior to the special meeting of stockholders of Equinox Financial convened to approve this Agreement, failing to make or withdrawing or modifying its recommendation to stockholders, because there exists a Superior Proposal and based upon the advice of independent legal counsel, determined in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties under applicable law. For purposes of this Agreement, "Acquisition Proposal" shall mean any of the following (other than the transactions contemplated hereunder) involving Equinox Financial or any Equinox Financial Subsidiary: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of Equinox Financial, taken as a whole, in a single transaction or series of transactions except for the sale of loans in the ordinary course of business; (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of Equinox Financial or the filing of a registration statement under the Securities

Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         Section 5.07 Duty to Advise; Duty to Update Equinox Financial's Disclosure Schedules. Equinox Financial shall promptly advise Northwest Bancorp in writing of any change or event having a Material Adverse Effect on it or Equinox or that it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Equinox Financial shall update EQUINOX FINANCIAL'S DISCLOSURE SCHEDULES as promptly as practicable after the occurrence of an event or fact that, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the EQUINOX FINANCIAL DISCLOSURE SCHEDULES. The delivery of such updated Schedule shall not relieve Equinox Financial from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Section 6.02(c) hereof.

         Section 5.08 Conduct of Business of Northwest MHC, Northwest Bancorp and Northwest Savings Bank. From the date of this Agreement to the Closing Date, Northwest MHC, Northwest Bancorp and Northwest Savings Bank will use its best efforts to (i) preserve its business organizations intact, (ii) maintain good relationships with its employees, and (iii) preserve for itself the goodwill of its customers. From the date of this Agreement to the Merger Effective Date, Northwest MHC, Northwest Bancorp and Northwest Savings Bank will not (i) amend its charter or bylaws in any manner inconsistent with the prompt and timely consummation of the transactions contemplated by this Agreement; (ii) take any action that would result in any of the representations and warranties of Northwest, MHC, Northwest Bancorp and Northwest Savings Bank set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law; (iii) take any action or fail to take any action which would or is reasonably likely to adversely effect or materially delay the receipt of the Regulatory Approvals or other necessary approvals; (iv) take action that would or is reasonably likely to materially and adversely affect Northwest MHC, Northwest Bancorp and Northwest Savings Bank's ability to perform its covenants and agreements under this Agreement; (v) take any action that would result in any of the conditions to the Merger not being satisfied; or
(vi) agree to do any of the foregoing.

         Section 5.09 Board and Committee Minutes. Equinox Financial and Equinox shall provide to Northwest Bancorp a copy of the minutes of any meeting of its Board of Directors, or any committee thereof, or any senior management committee, within five (5) days after the Board of Directors approval of such minutes, except for information relating to the transactions contemplated by this Agreement or any Acquisition Proposal and deemed confidential by the Board of Directors or subject to the attorney-client privilege, except that with respect to any meeting held within thirty (30) days of the Closing Date, such minutes shall be provided to Northwest Bancorp prior to the Closing Date. The information called for by this Section 5.09 shall be treated in the same manner as information provided under Section 5.02.

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

         Section 5.10 Undertakings by Equinox Financial and Northwest Bancorp.

         (a) From and after the date of this Agreement:

                  (i) Voting by Directors. Simultaneous with the execution of this Agreement, Equinox Financial's directors shall each enter into the agreement set forth as Exhibit A to this Agreement;

                  (ii) Proxy Solicitor. Equinox Financial may retain a proxy solicitor in connection with the solicitation of stockholder approval of this Agreement;

                  (iii) Outside Service Bureau Contracts. If requested to do so by Northwest Bancorp, Equinox Financial shall use its best efforts to obtain an extension of any contract with an outside service bureau or other vendor of services to Equinox Financial, on terms and conditions mutually acceptable to Equinox Financial and Northwest Bancorp; provided, however, in no event shall Equinox Financial be required to make any expenditure or payment of funds or to give any other consideration in order to obtain such extension;

                  (iv) Board Meetings. Equinox Financial shall permit a representative of Northwest Bancorp to attend any meeting of Equinox Financial's Board of Directors or the Executive Committees thereof (provided that Equinox Financial shall not be required to permit the Northwest Bancorp representative to remain present during any confidential discussion and provided that all information obtained by such representative shall be treated in the same manner as information provided under Section 5.02);

                  (v) List of Nonperforming Assets. Equinox Financial shall provide Northwest Bancorp, within ten (10) days after such information is provided to Equinox Financial's Board of Directors, a written list of nonperforming assets (the term "nonperforming assets," for purposes of this Section 5.10(a)(v), means (A) loans that are "Troubled debt restructurings" as defined in Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring," (B) loans on nonaccrual, (C) real estate owned,
         (D) all loans ninety (90) days or more past due as of the end of such month, and (E) impaired loans;

                  (vi)  Reserves  and  Merger  Related  Costs.  On or before the
         Merger Effective Date, and at the request of Northwest Bancorp, Equinox Financial shall establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods of Equinox Financial (including credit loss practices and methods) to those of Northwest Bancorp (as such practices and methods are to be applied to Equinox Financial from and after the Merger Effective Date) and to Northwest Bancorp's plans with respect to the business and operations of Equinox Financial following the Merger Effective Date and otherwise to reflect Merger related expenses and costs incurred by Equinox Financial, such adjustment to be effective on the day immediately preceding the Merger Effective Date; provided, however, that Equinox Financial shall not be required to take any such action unless Northwest Bancorp agrees in writing that all conditions to closing set forth in Section 6.02 have been satisfied or irrevocably waived and provided further, that in no event shall Equinox Financial be required to take any such action to the extent that the taking of such action could reasonable be expected to have an adverse tax consequence to Equinox Financial or its shareholders; prior to the delivery by Northwest Bancorp of the writing referred to in the preceding clause, Equinox Financial shall provide Northwest Bancorp upon request a written statement, certified without personal liability by the chief executive officer of Equinox Financial and dated the date of such writing, that to his knowledge the representations made in Section 3.15 hereof are true and correct in all material respects as of such date or, alternatively, setting forth in detail the circumstances that prevent such representations from being true and correct in all material respects as of such date; and no accrual or reserve made by Equinox Financial pursuant to this Section 5.10(a)(vi), or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or the occurrence of a Material Adverse Effect with respect to Equinox Financial or Equinox or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 7.01(b) hereof. No action shall be required to be taken by Equinox Financial pursuant to this Section 5.10(a)(vi) if, in the opinion of Equinox Financial's independent auditors, such action would contravene GAAP or regulatory accounting principles;

                  (vii) Stockholders' Meeting. Equinox Financial shall submit this Agreement to its stockholders for approval at a special meeting to be held as soon as practicable, after Northwest Bancorp receives notice from the OTS that its Application to the OTS for approval of the transactions contemplated by this Agreement is substantially complete, and, subject to the next sentence, its Boards of Directors shall recommend approval of this Agreement to the Equinox Financial stockholders. The Board of Directors of Equinox Financial may fail to make such a recommendation, or withdraw, modify or change any such recommendation only in connection with a Superior Proposal, as set forth in Section 5.06 of this Agreement, and only if such Board of Directors, after having consulted with and considered the advice of outside counsel to such Board, has determined that the making of such recommendation, or the failure so to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duties of such directors under Florida law. Subject to the first sentence of this subsection, Equinox Financial shall take all steps necessary in order to hold a special meeting of stockholders for the purpose of approving this Agreement within three (3) months of the date of this Agreement, or as soon thereafter as is practicable. The Proxy Statement will not, at the time it is mailed to Equinox Financial stockholders, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading; except that Equinox Financial assumes no responsibility for any statement of a material fact, or failure to state a material fact necessary in order to make the statements therein not misleading, concerning Northwest MHC, Northwest Bancorp and Northwest Savings Bank that is included in the Proxy Statement and that is provided in writing by Northwest Bancorp; and

         (b) From and after the date of this Agreement, Northwest Bancorp and Equinox Financial shall each:

                  (i) Filings and Approvals. Cooperate with the other in the preparation and filing or mailing, as soon as practicable and in accordance with the time frames set forth herein, of (A) the Applications, (B) the Proxy Statement, (C) all other documents necessary to obtain any other approvals, consents, waivers and authorizations required to effect the completion of the

         Merger and the other transactions  contemplated by this Agreement,  and
         (D) all other documents contemplated by this Agreement;

                  (ii) Public Announcements. Cooperate and cause their respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form and substance of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation communications to stockholders, internal announcements and customer disclosures, but nothing contained herein shall prohibit any party from making any disclosure that its counsel deems necessary, provided that the disclosing party notifies the other party reasonably in advance of the timing and contents of such disclosure;

                  (iii) Systems Conversions. Meet on a regular basis to discuss and plan for the conversion of Equinox Financial's and Equinox's data processing and related electronic informational systems to those used by Northwest Bancorp and Northwest Savings Bank, which planning shall include, but not be limited to, discussion of the possible termination by Equinox Financial of third-party service provider arrangements effective at the Merger Effective Date or at a date thereafter, non-renewal of personal property leases and software licenses used by Equinox Financial in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that Equinox Financial shall not be obligated to take any such action prior to the Merger Effective Date and, unless Equinox Financial otherwise agrees, no conversion shall take place prior to the Merger Effective Date. In the event that Equinox Financial takes, at the request of Northwest Bancorp, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees or charges, Northwest Bancorp shall indemnify Equinox Financial for any such fee and charges and the costs of reversing the conversion process, if the Merger is not consummated for any reason other than a breach of this Agreement by Equinox Financial, or a termination of this Agreement under Section 7.01(c)(iv) or (d)(iv). Further, no such action taken by Equinox Financial or Equinox at the request of Northwest Bancorp shall constitute a breach of this Agreement, failure of any condition set forth in Section 6.02 or grounds to terminate this Agreement pursuant to Article VII.

                  (iv) Maintenance of Insurance. Maintain, and cause their respective Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

                  (v) Maintenance of Books and Records. Maintain, and cause their respective Subsidiaries to maintain, books of account and records in accordance with GAAP applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered;

                  (vi) Delivery of Securities  Documents.  Deliver to the other,
         copies   of   all   Securities   Documents   and   Regulatory   Reports
         simultaneously with the filing thereof; and

                  (vii) Taxes. File all federal, state, and local tax returns required to be filed by them or their respective Subsidiaries on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due, except those being contested in good faith.

         (c) EQUINOX FINANCIAL DISCLOSURE SCHEDULE 5.10(c) sets forth a good faith estimate of Equinox Financial's budget of Merger-related expenses (the "Budget") to be incurred and payable by Equinox Financial in connection with this Agreement and the transactions contemplated hereby, including the fee and expenses of counsel, accountants, investment bankers and other professionals. Equinox Financial shall promptly notify Northwest Bancorp if or when it determines that it expects to exceed its Budget. Promptly, but in any event within 30 days, after the execution of this Agreement, Equinox Financial shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. Equinox Financial shall accrue and/or pay all of such amounts as soon as possible. Equinox Financial shall request that its professionals render monthly invoices within 30 days after the end of each month. Equinox Financial shall notify Northwest Bancorp monthly of all out-of-pocket expenses, which Equinox Financial has incurred in connection with this Agreement. No later than three (3) business days prior to the Closing Date, Equinox Financial shall provide Northwest Bancorp with a statement of all Merger-related expenses incurred and payable, and to be incurred and payable, including the fees and expenses of counsel, accountants, investment bankers and other professionals, and all costs and expenses associated with any legal proceedings relating to this Agreement and the transactions contemplated hereunder, through the Merger Effective Date (the "Closing Expense Statement").

         Section  5.11  Employee  and   Termination   Benefits;   Directors  and
Management.

         (a) Employee  Benefits.  Except as  otherwise  provided in this Section
5.11, as of or after the Merger Effective Date, and at Northwest Bancorp's election and subject to the requirements of the Code, the Compensation and Benefit Plans may continue to be maintained separately, consolidated, or terminated. Following the Merger Effective Date, Northwest Bancorp and the Northwest Bancorp Subsidiaries shall honor and perform in accordance with their terms all benefit obligations to, and contractual rights of, current and former employees and directors of Equinox Financial and any Equinox Financial Subsidiary existing as of the Merger Effective Date, under any Compensation and Benefit Plan that has not been terminated and fully distributed as of the Merger Effective Date and which has been disclosed to Northwest Bancorp on EQUINOX FINANCIAL DISCLOSURE SCHEDULE 3.12. If requested by Northwest Bancorp in writing not later than ten (10) days before the Merger Effective Date and provided that Northwest Bancorp has indicated in writing that the conditions to its obligations set forth in Section 6.02 hereof have been satisfied or waived, Equinox Financial shall take such steps within its power to effectuate a termination of any Compensation and Benefit Plan as of the Merger Effective Date, provided that the Compensation and Benefit Plan can be terminated within such period. In the event of a consolidation of any or all of such plans or in the event of termination of any Equinox Financial Compensation and Benefit Plan, except as otherwise set forth in this Section 5.11, employees of Equinox Financial or Equinox who continue as employees of Northwest Savings Bank after the Merger Effective Date ("Continuing Employees") shall be eligible to participate in any Northwest Bancorp or Northwest Savings Bank employee plan of similar character immediately upon such consolidation or as of the first entry date coincident with or immediately following such termination. Continuing Employees shall receive credit for service with Equinox Financial or Equinox for purposes of determining eligibility and vesting but not for purposes of accruing or computing benefits under (i) any similar existing Northwest Savings Bank benefit plan, including any Affiliate stock option or restricted stock plan (except that Continuing Employees shall be treated as new employees under the Northwest Savings Bank Employee Stock Ownership Plan and Northwest Savings Bank's annual holiday bonus program) or (ii) any new Northwest Savings Bank benefit plan in which Continuing Employees or their dependents would be eligible to enroll, subject to any pre-existing conditions or other exclusions to which such person were subject under the Compensation and Benefit Plans. Notwithstanding the foregoing, Continuing Employees will receive credit for years of service with Equinox Financial or Equinox for purposes of determining leave days under Northwest Savings Bank's vacation, personal and sick leave policies. Such service shall also apply for purposes of satisfying any waiting periods, actively-at-work requirements and evidence of insurability requirements. Continuing Employees shall have no rights in Northwest Savings Bank's terminated post-retirement health benefit plan and post-retirement life insurance plan.

         (b) In the event of the termination of any Equinox Financial or Equinox health, disability or life insurance plan, or the consolidation of any Equinox Financial or Equinox health, disability or life insurance plan with any Northwest Savings Bank health, disability or life insurance plan, Northwest Savings Bank shall make available to Continuing Employees and their dependents employer-provided health, disability or life insurance coverage on the same basis as it provides such coverage to employees of Northwest Savings Bank. Unless a Continuing Employee affirmatively terminates coverage under a Equinox Financial or Equinox health, disability or life insurance plan prior to the time that such Continuing Employee becomes eligible to participate in the Northwest Savings Bank health, disability or life insurance plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the Equinox Financial health, disability or life insurance plans prior to the time such Continuing Employees and their dependents become eligible to participate in such plans, programs and benefits common to all employees of Northwest Savings Bank and their dependents. Terminated Equinox Financial and Equinox employees and qualified beneficiaries will have the right to continue coverage under group health plans of Northwest Savings Bank in accordance with Code Section 4980B(f). Continuing Employees who become covered under a Northwest Savings Bank health plan shall be required to satisfy the deductible limitations of the Northwest Savings Bank health plan for the plan year in which the coverage commences, with offset for deductibles satisfied under the Equinox Financial health plan. In the event of any termination of any Equinox Financial health plan, or consolidation of any Equinox Financial or Equinox health plan with any health plan of Northwest Savings Bank or an Affiliate of Northwest Savings Bank, the Health
Insurance Portability Accountability Act of 1996 ("HIPAA") will govern any coverage limitations due to pre-existing conditions.

         (c) Equinox shall cause contributions under the Equinox 401(k) Plan to be frozen, effective on or before the Merger Effective Date. Continuing Employees shall be eligible to participate in the Northwest Savings Bank 401(k) Plan as of the first entry date coincident with or following the Merger Effective Date. Following the Merger Effective Date, Northwest

Savings Bank shall take all action necessary to cause the Equinox 401(k) Plan to be merged into the Northwest Savings Bank 401(k) Plan, in accordance with applicable tax laws.

         (d) Northwest Bancorp shall honor the employment, change of control and severance contracts or plans as set forth in EQUINOX FINANCIAL DISCLOSURE
SCHEDULE 5.11(d), and each of the persons identified in EQUINOX FINANCIAL DISCLOSURE SCHEDULE 5.11(d) shall, upon receipt of payments pursuant to such arrangements, execute and deliver to Northwest Bancorp an acknowledgement that the payment to the individual is in full satisfaction of the cash severance payment to which the individual is entitled under such arrangement provided that notwithstanding anything contained therein or in this Agreement, no payment shall be made under any employment, change of control and severance contract or plan that would constitute a "parachute payment" (as such term is defined in
Section 280G of the Code). After the Merger Effective Date, any former employee of Equinox Financial whose employment is actually terminated by Northwest Savings Bank other than for cause within one (1) year of the Merger Effective Date, other than employees who are parties to an existing employment, change in control or severance agreement with Equinox, shall receive two (2) weeks salary for each year of service for officers and one (1) weeks salary for each year of service for non-officers with a minimum of one (1) months salary and a maximum of six (6) months salary, and shall receive health benefit coverage substantially similar to the coverage received by such person immediately prior to termination of employment for the same period that severance pay is provided under this Section 5.11(d) or until enrolled in another health plan, whichever is first, provided that any coverage period required under Code Section 4980B(f) shall run concurrently with the period that health benefit coverage is provided to such person(s) under this Section 5.11(d).

         (e) Prior to the Merger Effective Date, Equinox Financial shall take all actions necessary to terminate the Equinox Financial Stock Option Plan, effective as of the Merger Effective Date.

         (f) EQUINOX FINANCIAL DISCLOSURE SCHEDULE 3.12 sets forth the accrued paid time-off for Equinox employees as of the date of this Agreement that has been accrued and expensed during 2005 based on hours worked during 2005, and the rate of accrual of paid time-off during 2005. Any paid time-off accruing in 2005 for a Continuing Employee must be used by December 31, 2005, or will be lost. Any Continuing Employee whose employment is terminated prior to December 31, 2005 by Northwest Savings Bank will be paid for any earned unused paid time off at the time of termination of employment. Commencing in 2006, Continuing Employees will participate in the Northwest Savings Bank vacation, personal and sick leave programs.

         Section 5.12 Duty to Advise; Duty to Update Northwest Disclosure Schedules. Northwest Bancorp shall promptly advise Equinox Financial of any change or event having a Material Adverse Effect on it or on any Northwest Bank Subsidiary or that it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Northwest Bancorp shall update the Northwest Disclosure Schedules as promptly as practicable after the occurrence of an event or fact that, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Northwest Bancorp Disclosure Schedule. The delivery of such updated Schedules shall not relieve Northwest Bancorp from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Section 6.01(c) hereof.

                                   ARTICLE VI
                                   CONDITIONS

         Section 6.01 Conditions to Equinox Financial's Obligations under this Agreement. The obligations of Equinox Financial and Equinox hereunder shall be subject to satisfaction as of or prior to the Merger Effective Date of each of the following conditions, unless waived by Equinox Financial pursuant to Section
9.03 hereof:

         (a) Corporate Proceedings. All action required to be taken by, or on the part of, Northwest MHC, Northwest Bancorp and Northwest Savings Bank to authorize the execution, delivery and performance of this Agreement, and the consummation of the Merger, shall have been duly and validly taken by Northwest MHC, Northwest Bancorp, Northwest Savings Bank, and Equinox Financial shall have received certified copies of the resolutions evidencing such authorizations;

         (b) Covenants. The obligations and covenants of Northwest Savings Bank required by this Agreement to be performed by Northwest MHC, Northwest Bancorp and Northwest Savings Bank as of or prior to the Merger Effective Date shall have been duly performed and complied with in all material respects;

         (c) Representations and Warranties. Each of the representations and warranties of Northwest MHC, Northwest Bancorp and Northwest Savings Bank in this Agreement that is qualified as to materiality shall be true and correct, and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Merger Effective Date;

         (d) Approvals of Regulatory Authorities. Northwest Bancorp shall have received all Regulatory Approvals and other approvals necessary to effect the Merger; and all notice and waiting periods required thereunder shall have expired or been terminated;

         (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits consummation of the transactions contemplated hereby;

         (f) Officer's Certificate. Northwest Bancorp shall have delivered to Equinox Financial a certificate, dated the Closing Date and signed, without personal liability, by its president, to the effect that the conditions set forth in subsections (a) through (e) of this Section 6.01 have been satisfied, to the Knowledge of the officer executing the same; and

         (g) Approval of Equinox Financial's Stockholders. This Agreement shall have been approved by the stockholders of Equinox Financial by such vote as is required under the FBCA and Equinox Financial's articles of incorporation and bylaws.

         (h) Fairness Opinion. Equinox Financial shall have received a fairness opinion from its investment advisor upon execution of this Agreement and an updated opinion as of the date of the Proxy Statement to the effect set forth in
Section 3.22.

         Section 6.02 Conditions to Northwest Bancorp's Obligations under this Agreement. The obligations of Northwest, MHC, Northwest Bancorp and Northwest Savings Bank hereunder shall be subject to satisfaction as of or prior to the Merger Effective Date of each of the following conditions, unless waived by Northwest Bancorp pursuant to Section 9.03 hereof:

         (a) Corporate Proceedings. All action required to be taken by, or on the part of, Equinox Financial and Equinox to authorize the execution, delivery and performance of this Agreement, and the consummation of the Merger, shall have been duly and validly taken by Equinox Financial and Equinox, and Northwest Bancorp shall have received certified copies of the resolutions evidencing such authorizations;

         (b) Covenants. The obligations and covenants of Equinox Financial and Equinox required by this Agreement to be performed as of or prior to the Merger Effective Date shall have been duly performed and complied with in all material respects;

         (c) Representations and Warranties. Each of the representations and warranties of Equinox Financial and Equinox in this Agreement which is qualified as to materiality shall be true and correct, and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Merger Effective Date;

         (d) Approvals of Regulatory Authorities. Northwest Bancorp shall have received all Regulatory Approvals and other approvals necessary to effect the Merger (without the imposition of any condition that is in Northwest Bancorp's reasonable judgment materially unduly burdensome, excluding standard conditions that are normally imposed by the Regulatory Authorities in bank merger transactions); and all notice and waiting periods required thereunder shall have expired or been terminated;

         (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits consummation of the transactions contemplated hereby;

         (f) No Material Adverse Effect. Since December 31, 2004, there shall not have occurred any Material Adverse Effect with respect to Equinox Financial and the Equinox Financial Subsidiaries, considered as one enterprise; and

         (g) Officer's Certificate. Each of Equinox Financial and Equinox shall have delivered to Northwest Bancorp a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (f) (but excluding (d)) of this Section 6.02 have been satisfied, to the Knowledge of the officer executing the same.

         (h) Limitation on Dissenters' Shares. As of the Merger Effective Date, the holders of no more than 10% of the Equinox Financial Common Stock that is issued and outstanding shall have taken the actions required by Sections
607.1301 through 607.1333 of the FBCA to qualify their Equinox Financial Common Stock as Dissenters' Shares.

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

         Section 7.01 Termination. This Agreement may be terminated at any time prior to the Merger Effective Date, whether before or after approval of the stockholders of Equinox Financial referred to in Section 5.10(a)(vii) hereof:

         (a) by mutual written consent of the parties authorized by their respective boards of directors;

         (b) by Northwest Bancorp or Equinox Financial (i) if the Merger Effective Date shall not have occurred on or prior to October 31, 2005, (ii) if a vote of the stockholders of Equinox Financial is taken and such stockholders fail to approve this Agreement at the special meeting of stockholders (or any adjournment thereof) of Equinox Financial contemplated by Section 5.10(a)(vii) hereof, or (iii) any Regulatory Authority formally disapproves the issuance of any Regulatory Approval or other necessary approval, except that in the case of clause (i) of this Section 7.01(b), the right to terminate shall not be available to any party whose failure to perform an obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger and the other transactions contemplated hereby to be consummated by October 31, 2005.

         (c) by Northwest Bancorp if (i) at the time of such termination any of the representations and warranties of Equinox Financial or Equinox contained in this Agreement shall not be true and correct to the extent that the condition set forth in Section 6.02(b) or (c) hereof cannot be satisfied, and such inaccuracy can not be remedied or has not been remedied within 30 days after receipt by Equinox Financial of notice in writing from Northwest Bancorp specifying the nature of such inaccuracy and requesting that it be remedied,
(ii) there shall have been any material breach of any covenant, agreement or obligation of Equinox Financial or Equinox hereunder and such breach shall have not been remedied by Equinox Financial or Equinox or any other Person within thirty (30) days after receipt by Equinox Financial of notice in writing from Northwest Bancorp specifying the nature of such breach and requesting that it be remedied, (iii) any Regulatory Authority approves the transactions contemplated but with conditions attached such that the requirements of Section 6.02(d) are not satisfied, (iv) Equinox Financial has received a Superior Proposal, and in accordance with Section 5.06 of this Agreement, the Board of Directors of Equinox Financial has entered into an acquisition agreement with respect to the Superior Proposal or withdraws its recommendation of this

Agreement, fails to make such recommendation or modifies or qualifies its recommendation in a manner adverse to Northwest Bancorp, (v) any event occurs such that a condition set forth in Section 6.02 hereof which must be fulfilled before Northwest Bancorp is obligated to consummate the Merger becomes impossible to be fulfilled and non-fulfillment is not waived by Northwest Bancorp, or (vi) Equinox Financial is not a valid S Corporation with the meaning of Code Sections 1361 and 1362 at any time from the date of this Agreement until the Closing Date.

         (d) by Equinox Financial if (i) at the time of such termination any of the representations and warranties of Northwest MHC, Northwest Bancorp and Northwest Savings Bank contained in this Agreement shall not be true and correct to the extent that the condition set forth in Section 6.01(b) or (c) hereof cannot be satisfied, and such inaccuracy can not be remedied or has not been remedied within 30 days after receipt by Northwest MHC, Northwest Bancorp or
Northwest Savings Bank of notice in writing from Equinox Financial specifying the nature of such inaccuracy and requesting that it be remedied, (ii) there shall have been any material breach of any covenant, agreement or obligation of Northwest MHC, Northwest Bancorp and Northwest Savings Bank hereunder and such breach shall not have been remedied by Northwest MHC, Northwest Bancorp and Northwest Savings Bank or any other Person within thirty (30) days after receipt by Northwest Bancorp of notice in writing from Equinox Financial specifying the nature of such breach and requesting that it be remedied, (iii) any event occurs such that a condition set forth in Sections 6.01 hereof which must be fulfilled before Equinox Financial is obligated to consummate the Merger becomes impossible to be fulfilled and non-fulfillment is not waived by Equinox Financial, or (iv) Equinox Financial has received a Superior Proposal, and in accordance with Section 5.06 of this Agreement, the Board of Directors of Equinox Financial has made a determination to accept such Superior Proposal subject to approval thereof by the Equinox Financial's stockholders, and simultaneously with the termination of this Agreement pursuant to this Section 7.01(d)(iv) Equinox Financial enters into an acquisition agreement with respect to the Superior Proposal, provided that Equinox Financial shall not terminate this Agreement pursuant to this Section 7.01(d)(iv) and enter into a definitive agreement with respect to the Superior Proposal until the expiration of five (5) business days following Northwest Bancorp's receipt of written notice advising Northwest Bancorp that Equinox Financial has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing) identifying the Person making the Superior Proposal and stating whether Equinox Financial intends to enter into a definitive agreement with respect to the Superior Proposal. After providing such notice, Equinox Financial shall provide a reasonable opportunity to Northwest Bancorp during the five-day period to make such adjustments in the terms and conditions of this Agreement as would enable Equinox Financial to proceed with the Merger on such adjusted terms.

         Section 7.02 Effect of  Termination.  Except as  otherwise  provided in
Section 9.01 of this  Agreement,  if this  Agreement is  terminated  pursuant to
Section 7.01 hereof, this Agreement shall forthwith become void (other than Section 5.02 and Section 9.01 hereof, which shall remain in full force and effect), and there shall be no further liability on the part of any of the parties to the other.

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

                                  ARTICLE VIII
                                   TAX MATTERS

         Section 8.01  Tax Periods Ending On Or Before The Closing Date.

         (a)  Northwest  Bancorp  and  Equinox  Financial  have  agreed upon the methodology to be employed to determine the allocation of the Merger Consideration among the assets of Equinox Financial for purposes of preparing a properly completed Form 8594 and any comparable form required under state or local law and such methodology is reflected on the DISCLOSURE SCHEDULE 8.01 (the "Allocation Statement"). Northwest Bancorp and Equinox Financial will agree upon an allocation on and as of the Closing Date employing the methodology included in the Allocation Statement. Northwest Bancorp and Equinox Financial will report the tax consequences of the transactions contemplated by this Agreement in a manner consistent with such allocation and will not take any position inconsistent therewith.

         (b) Equinox Financial (or its shareholders) will prepare or cause to be prepared and file or cause to be filed all tax returns for all periods ending on or prior to the Closing Date which are filed after the Closing Date other than income tax returns with respect to periods for which a consolidated income tax return of Equinox Financial will include the operations of Northwest Merger Subsidiary. Equinox Financial (or its shareholders) will permit Northwest Bancorp to review and comment on each such tax return described in the preceding sentence prior to filing.

         Section 8.02  Cooperation On Tax Matters.

         (a) The parties hereto will cooperate fully, as and to the extent reasonably requested by any other party or the Equinox Financial shareholders, in connection with the filing of tax returns pursuant to this Section and any audit, litigation or other proceeding with respect to all taxes. Such cooperation will include the retention and (upon any other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Northwest Merger Subsidiary and Equinox agree
(i) to retain all books and records with respect to tax matters pertinent to Equinox Financial or Equinox relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Equinox Financial or its shareholders, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Regulatory Authority, and (ii) to give the other parties (and Equinox Financial shareholders) reasonable written notice prior to transferring, destroying or discarding any such books and records and, if any such person so requests, Northwest Merger Subsidiary or Equinox, as the case may be, will allow such person to take possession of such books and records.

         (b) Northwest Bancorp and Equinox Financial further agree, upon request, to use their best efforts to obtain any certificate or other document from any Regulatory Authority or any other person as may be necessary to mitigate, reduce or eliminate any tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

         (c) Northwest Bancorp and Equinox Financial further agree, upon request, to provide the other party (or Equinox Financial shareholders) with all information that such person may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

                                   ARTICLE IX
                                  MISCELLANEOUS

         Section 9.01  Expenses.

         (a) Except as otherwise provided in paragraphs (b), (c) and (d) below, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial advisors, consultants, accountants and counsel, and other costs and expenses ("Costs and Expenses").

         (b) As an inducement to Northwest Bancorp to enter into this Agreement, to incur the costs and expenses related hereto and to consummate the transactions contemplated hereby, Equinox Financial hereby agrees to pay Northwest Bancorp, and Northwest Bancorp shall be entitled to payment of, a fee of $600,000 (the "Northwest Fee"), within five (5) Business Days after written demand for payment is made by Northwest Savings Bank, following the occurrence of any of the events set forth below:

                  (i) Equinox  Financial  terminates this Agreement  pursuant to
         Section 7.01(d)(iv) or Northwest Bancorp terminates this Agreement pursuant to Section 7.01(c)(iv); or

                  (ii) the entering into a definitive agreement by Equinox Financial relating to a Superior Proposal and the consummation of a Superior Proposal involving Equinox Financial within twelve (12) months of the announcement of this transaction; or

                  (iii) the failure of the directors of Equinox Financial to recommend this Agreement to Equinox Financial stockholders.

         If demand for  payment of the  Northwest  Fee is made  pursuant to this
Section 9.01(b) and payment is timely made, then Northwest MHC, Northwest Bancorp and Northwest Savings Bank will not have any other rights or claims against Equinox Financial or Equinox and its respective officers, directors, attorneys and financial advisors under this Agreement, it being agreed that the acceptance of the Northwest Fee under this Section 9.01(b) will constitute the sole and exclusive remedy of Northwest MHC, Northwest Bancorp and Northwest Savings Bank against Equinox Financial and Equinox and its respective officers, directors, attorneys and financial advisors.

         (c) As an inducement to Equinox Financial to enter into this Agreement, to incur the costs and expenses related hereto and to consummate the transactions contemplated hereby, Northwest Bancorp agrees as follows: (i) in the event that this Agreement is terminated solely as a consequence of the fact that Northwest Bancorp failed to receive all Regulatory Approvals and other approvals necessary to effect the Merger (except to the extent that such failure is due to the financial or regulatory status of Equinox), then Northwest Bancorp shall pay to Equinox

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

Financial, within five (5) business days after written demand is made by Equinox Financial, the Costs and Expenses of Equinox Financial and Equinox up to $150,000, and (ii) in the event that Equinox Financial terminates this Agreement pursuant to Section 7.01(d)(i) or (ii), then Northwest Bancorp shall pay to Equinox Financial, within five (5) business days after written demand is made by Equinox Financial, a fee of $600,000.

         (d) If Northwest Bancorp terminates this Agreement pursuant to Section 7.01(c)(vi), Equinox Financial shall pay Northwest Bancorp's Costs and Expenses within five (5) business days after written demand is made by Northwest Bancorp up to $150,000.

         Section 9.02 Non-Survival of Representations and Warranties. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants, other than those agreements in
Article II and covenants set forth in Sections 5.02(a), with respect to confidentiality, 5.05 and 5.11, which will survive the Merger, shall terminate on the Merger Effective Date.

         Section 9.03 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles V and VI hereof or otherwise; provided, however, that after any approval of the transactions contemplated by this Agreement by Equinox Financial's stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to Equinox Financial stockholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         Section 9.04 Entire Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written and oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than pursuant to Article II and Sections 5.02(a), 5.05 and 5.11(e).

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

         Section 9.05 No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other Person, without the prior written consent of the other party hereto.

         Section 9.06 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, or mailed by prepaid registered or certified mail (return receipt requested), addressed as follows:

                  (a) If to Northwest Bancorp to:

                           Northwest Bancorp
                           301 Second Avenue
                           Warren, PA  16365
                           Attention: William J. Wagner
                                      President and Chief Executive Officer
         with a copy to:
                           Luse Gorman Pomerenk & Schick, PC
                           5335 Wisconsin Avenue, NW
                           Washington, DC 20015
                           Attention: Eric Luse, Esq.
                                      Marc Levy, Esq.

                  (b) If to Equinox Financial, to:

                           Equinox Financial Corp.
                           1851 NW 125th Avenue, Suite 100
                           Pembroke Pines, Florida 33024
                           Attention: Robert Schweitzer
                                      President and Chief Executive Officer

         with a copy to:
                           Stearns Weaver Miller Weissler Alhadeff & Sitterson,
                              P.A.
                           Museum Tower, Suite 2200
                           150 West Flagler Street
                           Miami, Florida 33130
                           Attention: Alison W. Miller, Esq.

         Section 9.07 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         Section 9.08 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         Section 9.09 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         Section 9.10 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law (including the law of conflicts of law) of the Commonwealth of Pennsylvania, except to the extent federal law and regulations applicable to financial institutions shall be controlling.

         Section 9.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  [Remainder of Page Left Intentionally Blank]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                        NORTHWEST BANCORP, INC.


                                        By: /s/ William J. Wagner
                                           -------------------------------------
                                           William J. Wagner
                                           President and Chief Executive Officer

                                        NORTHWEST MERGER SUBSIDIARY, INC.


                                        By: /s/ William J. Wagner
                                           -------------------------------------
                                           William J. Wagner
                                           President and Chief Executive Officer

                                        NORTHWEST SAVINGS BANK


                                        By: /s/ William J. Wagner
                                           -------------------------------------
                                           William J. Wagner
                                           President and Chief Executive Officer

                                        NORTHWEST BANCORP, MHC


                                        By: /s/ William J. Wagner
                                           -------------------------------------
                                           William J. Wagner
                                           President and Chief Executive Officer

                                        EQUINOX FINANCIAL CORP.


                                        By: /s/ Robert Schweitzer
                                           -------------------------------------
                                           Robert Schweitzer
                                           President and Chief Executive Officer

                                            EQUINOX BANK, FSB


                                        By: /s/ Robert Schweitzer
                                           -------------------------------------
                                           Robert Schweitzer
                                           President and Chief Executive Officer